UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 30, 2011
Date of Report (Date of earliest event reported)

XCELMOBILITY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54333	98-0561888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Twin Dolphins Drive, Suite 600
Redwood City, CA 94065
(Address of Principal Executive Offices)

650-632-4210
(Registrant’s telephone number, including area code)

2377 Gold Meadow Way, Suite 100, Gold River, CA 95670
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and pro forma financial statements and the related notes filed with this Form 8-K.

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” “XCLL,” the “Company” or the “Registrant” refer to XcelMobility Inc., a Nevada corporation and its wholly owned subsidiaries, CC Mobility Limited (“CC Mobility”), a company organized under the laws of the Hong Kong, Shenzhen CC Power Investment Consulting Co. Ltd. (“CC Investment”), a company organized under the laws of the People’s Republic of China, and a wholly-owned subsidiary of CC Mobility, and Shenzhen CC Power Corporation (“CC Power”), a company organized under the laws of the People’s Republic of China.

Section 2 - Financial Information

Item 2.01.      Completion of Acquisition or Disposition of Assets.

On August 30, 2011 (the “Closing Date”), XcelMobility Inc., a Nevada corporation (the “Registrant,” “Company” or “Xcel”), closed a voluntary share exchange transaction with CC Mobility Limited, a company organized under the laws of Hong Kong (“CC Mobility”) and the shareholders of CC Mobility (“Selling Shareholders”) pursuant to a Share Exchange Agreement dated July 5, 2011 (the “Exchange Agreement”) by and among Xcel, CC Mobility, the Selling Shareholders and Shenzhen CC Power Corporation (“CC Power”), a company organized under the laws of the People’ Republic of China (“PRC”).

In accordance with the terms of Exchange Agreement, on the Closing Date, the Registrant issued 30,300,000 shares of its common stock to the Selling Shareholders in exchange for 100% of the issued and outstanding capital stock of CC Mobility (the “Exchange Transaction”). As a result of the Exchange Transaction, the Selling Shareholders acquired 50.50% of our issued and outstanding common stock, CC Mobility became our wholly-owned subsidiary, and the Registrant acquired the business and operations of CC Mobility and CC Power.

CC Power is primarily engaged in the research, development and commercialization of applications for mobile devices that access the Internet utilizing mobile phone networks. CC Power’s flagship product is the Mach 5 accelerator that enables subscribers to access and utilize the Internet significantly faster than without the product. CC Power also produces other products for mobile phones that leverage off the performance of the Mach 5 product as well as products that increase the speed of Virtual Private Networks.

Prior to the Exchange Transaction, we were a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (“Exchange Act”). Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act, for the Registrant’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Exchange Transaction.

The following description of the terms and conditions of the Exchange Agreement and the transactions contemplated thereunder that are material to the Registrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which was filed as Exhibit 2.1 to our Current Report on Form 8-K on July 6, 2011 and is incorporated by reference into this Item 2.01.

Issuance of Common Stock. At the closing of the Exchange Transaction (“Closing”), the Registrant issued a total of 30,300,000 shares of its common stock to the Selling Shareholders in exchange for 100% of the issued and outstanding capital stock of CC Mobility. On August 11, 2011, Moses Carlo Supera Paez, one of our former directors and a shareholder, surrendered 17,700,000 shares of our common stock for cancellation. Further, on August 30, 2011, Mr. Paez surrendered an additional 7,350,000 shares of our common stock for cancellation and Mr. Jaime Brodeth, one of our former directors and a shareholder, surrendered 22,950,000 shares of our common stock for cancellation. As such, immediately prior to the Exchange Transaction and after giving effect to the foregoing cancellations, the Registrant had 29,700,000 shares of common stock issued and outstanding. Immediately after the Exchange Transaction, the Registrant had 60,000,000 shares of common stock issued and outstanding.

Change in Management. As a condition to closing the Exchange Agreement, effective on the Closing Date, Mr. Renyan Ge and Mr. Gregory D. Tse were appointed to the Registrant’s Board of Directors, Mr. Jaime Brodeth and Mr. Moses Carlo Supera Paez resigned from the Registrant’s Board of Directors and as officers of the Registrant, Mr. Ronald Edward Strauss was appointed as Executive Chairman of the Board of Directors, Mr. Renyan Ge was appointed as our Chief Executive Officer and Ms. Xili Wang was appointed as our Chief Financial Officer and Secretary.

The following persons consist of the Registrant’s new executive officers and directors subsequent to the closing of the Exchange Transaction:

Name	Age	Position

Mr. Ronald Edward Strauss	52	Executive Chairman of the Board of Directors
Mr. Renyan Ge	48	Director, Chief Executive Officer
Ms. Xili Wang	42	Chief Financial Officer, Secretary
Mr. Gregory D. Tse	51	Director

The Registrant previously filed and mailed the Information Statement required under Rule 14(f)-1 to its shareholders on or about August 10, 2011, and the ten-day period prior to the change in the majority of the Registrant’s directors as required under Rule 14(f)-1 expired on August 20, 2010. Additional information regarding the above-mentioned directors and/or executive officers is set forth below under the section titled “Management.”

From and after the Closing Date, our primary operations consist of the business and operations of CC Mobility and CC Power. In the Exchange Transaction, or reverse acquisition, the Registrant is the accounting acquiree and CC Mobility is the accounting acquirer. Accordingly, we are presenting the financial statements of CC Power and CC Mobility as set forth in Exhibit 99.1 and certain proforma financial information as set forth in Exhibit 99.2 of this report. Further, as noted above, we disclose information about the business, financial condition, and management of CC Mobility and CC Power in this Form 8-K.

DESCRIPTION OF BUSINESS

Except as otherwise indicated by context, references to “we,” “us” or “our” hereinafter in this Form 8-K are to the consolidated business of CC Mobility and CC Power, except that references to “our common stock,” “our shares of common stock” or “our capital stock” or similar terms shall refer to the common stock of the Registrant.

Overview

CC Mobility Limited (“CC Mobility”) was incorporated on May 3, 2011 under the laws of Hong Kong as a limited liability company.

Shenzhen CC Power Investment Consulting Co. Ltd. (“CC Investment”), a wholly-owned subsidiary of CC Mobility, was incorporated on July 27, 2011 under the laws of the People’s Republic of China (“PRC”) as a wholly foreign owned limited liability company.

Shenzhen CC Power Corporation (“CC Power”) is a Chinese enterprise incorporated on March 13, 2003 under the laws of the PRC. CC Power’s offices are located at: Room 706, Cyber Times Tower B, Tairan Road, Futian District, Shenzhen, PRC.

CC Power is primarily engaged in the research, development and commercialization of applications for mobile devices that access the Internet utilizing mobile phone networks. CC Power’s principal activity is the design, testing sale and support of software to support mobile Internet applications on cellular phones, smartphones, tablets and mobile computers in China. The principal product designed and built by CC Power is the Mach 5 Accelerator. This product has been independently tested by all 3 mobile phone carriers in China and we believe, accesses the Internet significantly faster than other mobile browsers. The speed of the Mach 5 browser enables CC Power to develop other mobile software that can leverage off the Mach 5 product’s speed of processing. In order to support CC Power products, CC Power has built a series of server locations throughout China. CC Power sells its products to corporations directly, to individual users via CC Power’s website and retail locations, through distribution agents and through all three mobile phone carriers in China.

As noted above, the primary purpose of CC Power is to develop software that allow users faster access to the Internet. CC Power’s primary focus is in the mobile Internet market, with a focus on providing software that significantly increases the speed that users of smartphones, tablets and laptops can access the Internet over cellular phone networks. CC Power also uses their technology to increase the speed at which users of Virtual Private Networks can access data from their networks.

CC Power is currently focusing the introduction of their products in Asia due to the size of the market and the tremendous use of the Asian market in accessing the Internet and social media through mobile devices. Through its Hong Kong subsidiary, CC Mobility, we are pursuing business opportunities in China, Japan and South Korea.

CC Power is currently deriving revenue from subscriptions to purchase its products and plans to increase its revenues by expanding its marketing efforts and to broaden its product offering to include software sales to cell phone manufacturers and provide application sales and enhanced products directly to consumers. CC Power currently has approximately 1,030,000 free and paying customers.

CC Power has been in the developmental stage since inception and has generated limited revenue. The technology underlying CC Power’s products is complex and as such, a significant amount of development time and expense has gone into the creation of the CC Power’s service infrastructure. To minimize startup costs, CC Power has used only a small number of fulltime employees, most of which are in the software development and testing areas. Sales and marketing efforts have concentrated on building strong relationships with the major carriers in China, Japan, and Korea. In addition, during the inception and development stages of CC Power, management was provided with limited compensation in connection with their service; rather, substantially all funds were put towards developing CC Power’s infrastructure. For more discussion on executive compensation of CC Power’s management, see “Executive Compensation” below.

CC Power’s business is subject to several significant risks, any of which could materially adversely affect its business, operating results, financial condition and the actual outcome of matters as to which it makes forward-looking statements. (See “Risk Factors”)

As discussed herein, CC Power and/or its shareholder have entered into various agreements with CC Investment to allow CC Investment’s effective control over CC Power. As noted above, the Registrant acquired 100% of the issued and outstanding capital stock of CC Mobility, which has a 100% equity interest in CC Investment, in exchange for the issuance of 30,300,000 shares of our common stock to the Selling Shareholders, which constitutes 50.50% of our issued and outstanding common stock. Through its ownership of CC Mobility, the Registrant acquired the business and operations of CC Mobility and CC Power.

Background

The Registrant was incorporated in the state of Nevada on December 27, 2007 under the name “Advanced Messaging Solutions, Inc.” The Registrant’s initial goal was to develop and market secure instant messaging software for desktop computer users, with products to be targeted towards instant messaging and file sharing using an encrypted transmission format. The Registrant has not generated any revenue from its business operations to date, and to date, the Registrant has been unable to raise additional funds to implement its operations.

Accordingly, as a result of the current difficult economic environment and the Registrant’s lack of funding to implement its business plan, in early 2011, the Registrant’s Board of Directors began to analyze strategic alternatives available to the Registrant to continue as a going concern. Such alternatives included raising additional debt or equity financing or consummating a merger or acquisition with a partner that may involve a change in its business plan. The Registrant identified CC Power as a potential strategic acquisition that the Board of Directors believed to be in the best interest of the Registrant and its shareholders. CC Power was attractive to the Registrant because it is in a growing telecommunications business, has a strong presence in the PRC and has plans to grow its business. CC Power believed the Registrant to be an attractive business combination partner, due in part, to the perceived benefits of being a publicly registered company, allowing for increased access to capital raising. Accordingly, the parties entered into a letter of intent with respect to the Exchange Transaction on March 8, 2011, executed the Exchange Agreement on July 5, 2011, and closed the Exchange Transaction on August 30, 2011.

Corporate Structure

As a result of the Exchange Transaction, the organizational structure of the Registrant is as follows:

CC Power is owned entirely by Xili Wang (the “CC Power Shareholder”), who is also our newly appointed Chief Financial Officer and Secretary. CC Power maintains all the licenses and approvals necessary to operate its business in the PRC.

PRC law places certain restrictions on roundtrip investments through the acquisition of a PRC entity by PRC residents. To comply with these restrictions, in conjunction with the Exchange Transaction, we (via our wholly-owned subsidiary, CC Investment), entered into and consummated certain contractual arrangements with CC Power and/or the CC Power Shareholder pursuant to which we provide CC Power with exclusive technology consulting and management services. Through these contractual arrangements, we have the ability to substantially influence CC Power’s daily operations and financial affairs, appoint its directors and senior executives, and approve all matters requiring board and/or shareholder approval. These contractual arrangements enable us to control CC Power and operate our business in the PRC through CC Power and we are considered the primary beneficiary of CC Power. Accordingly, our consolidated financial statements reflect the results of operations, assets and liabilities of CC Power.

On August 22, 2011, our subsidiary, CC Investment, entered into the following contractual arrangements with CC Power and/or the CC Power Shareholder, each of which is enforceable and valid in accordance with the laws of the PRC:

Entrusted Management Agreement. Pursuant to the Entrusted Management Agreement among CC Power, CC Investment, and the CC Power Shareholder, CC Investment agrees to provide, and CC Power agrees to accept, exclusive management services provided by CC Investment. Such management services include but are not limited to financial management, business management, marketing management, human resource management and internal control of CC Power. The Entrusted Management Agreement will remain in effect until the acquisition of all assets or equity of CC Power by CC Investment is complete (as more fully described in the Exclusive Purchase Option Agreement below).

Technical Services Agreement. Pursuant to the Technical Services Agreement among CC Power, CC Investment, and the CC Power Shareholder, CC Investment agrees to provide, and CC Power agrees to accept, exclusive technical services provided by CC Investment. Such technical services include but are not limited to software, computer system, data analysis, training and other technical services. CC Investment shall be entitled to charge CC Power service fees equivalent to CC Power’s total net income. The Technical Service Agreement will remain in effect until the acquisition of all assets or equity of CC Power by CC Investment is complete (as more fully described in the Exclusive Purchase Option Agreement below).

Exclusive Purchase Option Agreement. Under the Exclusive Purchase Option Agreement among CC Power, CC Investment, and the CC Power Shareholder, the CC Power Shareholder granted CC Investment an irrevocable and exclusive purchase option to acquire CC Power’s equity and/or assets at a nominal consideration. CC Investment may exercise the purchase option at any time.

Loan Agreement. Under the Loan Agreement between CC Investment and the CC Power Shareholder, CC Investment agreed to lend RMB 10,000,000 to the CC Power Shareholder, to be used solely for the operations of CC Power.

Equity Pledge Agreement. Under the Equity Pledge Agreement among CC Investment and the CC Power Shareholder, the CC Power Shareholder pledged all of its equity interests in CC Power, including the proceeds thereof, to guarantee all of CC Investment’s rights and benefits under the Entrusted Management Agreement, the Technical Service Agreement, the Exclusive Purchase Option Agreement and the Loan Agreement. Prior to termination of this Equity Pledge Agreement, the pledged equity interests cannot be transferred without CC Investment’s prior consent. The CC Power Shareholder covenants to CC Investment that among other things, it will only appoint/elect the candidates for the directors of CC Power nominated by CC Investment.

Subsidiaries

As a result of the Exchange Transaction, CC Investment and (via a contractual relationship) CC Power are wholly-owned subsidiaries of our subsidiary CC Mobility. CC Power does not have any subsidiaries.

Strategy

We, through CC Mobility and CC Power, are developing mobile applications directly for the mobile devices that utilize cellular networks to connect to the Internet and hardware/software products to increase the speed of Virtual Private Networks. While our strategy is to become global in scope, our focus at this time is the large mobile markets in Asia. We are currently developing unique strategies and products for each market we are currently engaged in and will eventually offer our products in North America and Europe. To that end, we have entered into an agreement with NetQin Mobile (Beijing) Technology Co., Ltd., (“NetQin”), a company organized under the laws of the PRC, to develop security software and products for mobile phones and mobile Internet platforms solely in the Japanese market that utilize and combine CC Power’s Mach 5 technology and March 5 brand and NetQin’s mobile security solutions, specifically antivirus and mobile manager platforms and services.

In all markets, the lead product is our Mach 5 Accelerator, which provides high speed web browsing for mobile devices. The Mach 5 product has the look and feel of a desktop browser but loads and processes material over the cellular Internet (e.g., websites, videos, pictures, etc.) significantly faster than conventional browsers that come with mobile devices. This enables us to develop and acquire other mobile software that will leverage off the speed and performance of the Mach 5 product line. In order to support CC Power’s products, we have built a series of server locations throughout China. Management believes it has the opportunity to grow significant revenues from operations in China and Japan if we successfully execute our business and financial objectives.

China Strategy

In China, CC Power is utilizing the license granted by the PRC to provide mobile Internet services to corporations and individuals. Since 2008, CC Power has been actively test marketing products throughout China. A large network of servers has been put in place to support all Mach 5 products. CC Power also has in place agreements with all three of China’s cellular carriers (China Mobile, China Telecom and China Unicom) in many of China’s provinces that allow CC Power to market to the carrier’s subscribers via mail, email, text messaging and other means to introduce CC Power products. These agreements are entered into in the ordinary course of CC Power’s business as each and every province in the PRC where CC Power operates requires a separate agreement with each of the three main cellular carriers. These three carriers currently have an estimated subscriber base of over 1 billion users, per the chart below. CC Power has established revenue sharing arrangements with each carrier in the ordinary course of business on a province by province basis.

Cellular Carrier	Subscribers
China Mobile	616 Million
China Unicom	277 Million
China Telecom	108 Million
Total	1,001 Million

In test marketing efforts from 2008 through 2011, CC power has attracted over 1 million subscribers. CC Power has found that the best method of marketing to the price sensitive Chinese market is to offer a base product for free and a superior product for a small fee (equivalent to approximately $0.50 per month). For cell phone OEMs that preinstall the Mach 5 software in the phone, CC Power will provide a free trial version of Mach 5 Premium (enhanced video) for a 3 month period, which will revert to the basic Mach 5 product if they do not purchase the Premium Mach 5 product.

In addition to marketing products through China’s three cellular carriers, CC Power is also working with cell phone manufacturers to embed the Mach 5 product in phones at the factory. CC Power is working with several large cellular phone companies on this strategy, including Hua Wei and ZTE, the two largest cellular phone manufacturers in China.

Japan Strategy

We are in the process of expanding into Japan through the utilization of a strategic partner. CC Power has a strategic, contractual relationship with International Strategic Leaders Inc. (ISL), a Tokyo-based company with relationships throughout Japan including with the largest cellular phone carriers, mobile device manufacturers and retailers.

In April 2011, we, through ISL, were introduced to Japan’s three largest cellular carriers to distribute the Mach 5 browser and our other products. Given the current estimated subscriber base of these carriers, noted in the chart below, this provides us with a significant foothold for expansion into the Japanese market:

Cellular Carrier	Subscribers
NTT Docomo	58 Million
KDDI	33 Million
Softbank	24 Million
Total	115 Million

The Japanese market represents a large and mature mobile device market that is quick to upgrade to the latest and most satisfying mobile device hardware and technology. Japanese carriers are also known to select the best of breed hardware and technology to offer their subscriber base. We have entered into an agreement where ISL will work with the three largest telecommunication carriers in Japan, NTT Docomo, KDDI and Softbank to aggressively market all Mach 5 branded products in Japan. We expect these agreements to start generating revenue before the end of 2011.

With ISL’s assistance, over the last few months, we have entered into preliminary contracts with NTT Docomo, KDDI, and Softbank, whereby they agreed to move forward with the Mach 5 mobile Web Browser and Mach 5 Security (a joint product development with Netqin). The products have been going through a number of due diligence and product testing cycles and have proven to be very robust.

To accomplish our objectives in the Japanese market, in addition to ISL, we have a strategic relationship with Mitsubishi Diamond Telecom (DT) through ISL. ISL is the exclusive distribution partner in the Japanese market, and DT will be the systems integrator to ensure the product suite gets installed successfully. They have been instrumental in moving the Japanese strategy forward, not only introducing us to the right people with the major carriers, but also with the key handset manufacturers located in Japan. ISL, as a value added service provider:

a.

will work with handset manufacturers to ensure that the Preload of both Xcel and Netqin products have properly been executed, and that devices are distributed in a timely fashion via standard channels.

b.	will assist Netqin and Xcel to review and perform quality control on their application services to ensure they are appropriately localized for the Japanese market.

c.

where ISL has relationships with local telecommunication operators or other distributors that have relationships with local telecommunication operators, ISL will work to set up billing and distribution relationships via these channels. These telecommunication operators and distributors include, but are not limited to KDDI, Softbank Mobile, NTT Docomo, E-Mobile, Mitsubishi Diamond Telecom and NEC.

d.	ISL shall not engage with parties that have competitive solutions to Netqin or Xcel application services.

e.

shall provide local support for end users and payment providers for B2C billing channel and payment. This will include, but is not limited to, working with the local billing and payment providers to integrate necessary backend systems, creating the appropriate billing processes, and obtaining cash to be distributed among all parties.

f.

shall prepare a monthly report to Netqin and Xcel which outlines which users unsubscribe to the service. This report will include all necessary data for Netqin and Xcel to “turn off” functionality that cannot be used when unsubscribed.

g.	will help create and drive a local marketing campaign, which may or may not involve other parties.

h.	shall provide payment and payment reporting to Netqin and Xcel according to specified payment terms.

South Korea Strategy

The South Korea market is very similar to the Japanese cellular market. In South Korea, we will follow the same sales and marketing strategy as used in Japan. We are actively looking for sales and marketing partner(s) in Korea. We hope to have a partnership agreement in place before the end of 2011.

Revenues and Customers

CC Power had revenues of $224,038 in 2009 and $273,948 in 2010. The Company currently has a customer base of approximately 1 million end users within China using our service free of charge with approximately 30,000 fee-paying enterprise customers. With our key products fully tested and approved by large cellular carriers in China and Japan, the Company believes that it will be able to grow its customer base and revenues in 2012.

Technology

We provide products for mobile Internet users which includes products for traditional cell phones, smartphones and PC access to the Internet through mobile phones.

CC Power’s marquis product is a web browser called Mach 5 for Mobile Phones. It is fully operational and currently being used by over 1 million Chinese mobile phone users. The Mach 5 Web enables users to take their full PC web browsing experience to their mobile devices. Featured websites and Rich Internet Applications (RIA) such as YouTube, Facebook, Google Apps, Google Maps, and many others with Flash, AJAX, JavaScript, ActiveX, Web 2.0 and more are easily accessed. YouTube videos and other compatible videos are Full-Screen supported.

With the latest and unique remote processing technologies, Mach 5 Web requires just minimal bandwidth and hardware resources to quickly access full websites and heavy web based applications.

Our products require a large powerful network to run our applications. Cell phone applications are provided and accelerated through server based compression software.

We have spent considerable time, effort and financial resources building a proven network throughout China.

Intellectual Property

CC Power has developed unique intellectual property for its service. The centerpiece of CC Power’s technology is compression algorithms that enable data to be passed from computers to phones. The compression software couples with high speed servers to accelerate data between a phone and the source of data. Management believes this technology is unique.

CC Power has significant intellectual property that we believe provides a competitive advantage over competitors and new entrants to the market:

1.	Control of Source Code: CC Power protects its intellectual property by not allowing others to use its source code.

2.	Trade Secret Agreements: All employees are bound by trade secret agreements.

Copyrights

CC Power has copyrights to the following software applications in China, where it believes the majority of its customer base will be generated in the next few years.

1.	Software Copyright Applications: CC Power has registered 3 software applications for copyright in China.

	a.	Mach 5 Internet acceleration software V.6.0, Register number: 2007SR09253, by National copyright administration of People’s Public of China.
	b.	Mach 5 Enterprise acceleration software V.3.3, Register number: 2009SR058767, by National copyright administration of People’s Public of China.
	c.	Mach 5 Web Browser software V.1.1.44.13, Register number: 2010SR001089, by National copyright administration of People’s Public of China.

2.

Licenses: CC Power also has obtained several licenses available only to Chinese companies from the PRC Ministry of Industry and technology and local Police Public Safety Departments (international website licenses). These licenses include the following:

•	“Software Enterprise Recognition Certificate,” issued by Shenzhen Science Technology & Information Bureau on May 30, 2008, granted to Shenzhen CC Power Corporation.

•

“PRC Value-Added Telecommunication Service Operation License,” issued by the PRC Ministry of Industry and Information Technology on March 11, 2008, to expire on March 11, 2013, granted to Shenzhen CC Power Corporation.

Awards

CC Power has also received the following awards and/or special recognitions:

•

“Certificate of Honor,” issued by Beijing World of Telecommunication Magazine, Beijing Telecommunication Technology Magazine and Telecommunication Science Magazine in October 2007, granted to Shenzhen CC Power Corporation, indicating that the “MACH 5 Wireless Web Accelerator” Solution was awarded the Excellent Solution in the “Election of 2007 The 100 Most Successful Solutions in PRC Telecommunication Industry.”

•

“Certificate of Honor,” issued by Beijing World of Telecommunication Magazine, Beijing Telecommunication Technology Magazine and Telecommunication Science Magazine in October 2009, granted to Shenzhen CC Power Corporation, indicating that the “MACH 5 Mobile Browser” Solution was awarded the Excellent Solution in the “Election of 2009 The 100 Most Successful Solutions in PRC Telecommunication Industry – Judges Choice Award.”

•	Recognition by Information Week Magazine, noting Shenzhen CC Power Corporation was included on its 2008 list of “The 100 Best PRC Commercial Technology Companies.”

We will continue to evaluate the business benefits in pursuing patents and copyrights in the future. We currently protect all of our development work with confidentiality agreements with our engineers, employees and any outside contractors. However, third parties may, in an unauthorized manner, attempt to use, copy or otherwise obtain and market or distribute our intellectual property or technology or otherwise develop a product with the same functionality as our service. Policing unauthorized use of intellectual property rights is difficult, and nearly impossible on a worldwide basis. Therefore, we cannot be certain that the steps we have taken or will take in the future will prevent misappropriation of our technology or intellectual property, particularly in foreign countries where we do business or where our service is sold or used, where the laws may not protect proprietary rights as fully as do the laws of the United States or where the enforcement of such laws is not common or effective.

Products and Distribution

Products for Mobile Devices

We have a suite of products but our core retail product (named Mach 5 Wireless) is an application that significantly speeds up the Internet, email and text messaging processing of the phone in comparison to phones which do not use the product. In order to use Mach 5 Wireless, a user must either download the application over the Internet or mobile phone lines. Once installed the application utilizes CC Power-I’s server network located throughout China to relay, compress and encrypt web pages, emails and text messages. The Mach 5 Wireless product has enabled CC Power to develop a host of products that can take advantage of the increased speed of more complex products that would ordinarily take a significant amount of time to download.

The Mach 5 Wireless product provides us with a unique opportunity in China. Currently there are a limited number of Chinese applications available to the Chinese market, with few in the Chinese language. Part of our strategy is to develop an applications store (“App Store”), where Chinese applications, games and content can be downloaded and utilized by Mach 5 subscribers. We will work directly with proven application and game providers to modify applications to the Chinese language. Content will be provided from the existing Chinese media. Our App Store will resemble App Stores currently provided by Apple and Blackberry.

Xcel’s current suite of products includes:

  Mach 5 Wireless – Internet accelerator for mobile laptop/netbook users and soon, the iPad.
  Mach 5 Mobile – Internet accelerator and cell phone optimizer browser for mobile cell phone users
  Mach 5 Enterprise – Secure and reliable Internet accelerator specifically designed for each enterprises needs and uses.
  Mach 5 Mail – Device independent push mail delivery system. Works with the majority of smart and not so smart cell phones on the market today.
  Mach 5 Video – Mobile video accelerator. Offering the TV experience over mobile networks.
  Mach 5 LBS – Recently introduced mobile location based tracking service for smartphone users. Find lost phones, locate important people, market directly to location based cell phones. Today CC Power believes it is the first in China to offer this new technology for cell phone subscribers.
  Mach 5 Security – Through an exclusive partnership with NetQin, CC Power offers cell phone virus protection software to all its subscribers.

Virtual Private Network Product

A virtual private network (VPN) is a network that uses a public telecommunication infrastructure, such as the Internet, to provide remote offices or individual users with secure access to their organization’s network. A virtual private network can be contrasted with an expensive system of owned or leased lines that can only be used by one organization. The goal of a VPN is to provide the organization with the same capabilities, but at a much lower cost.

A VPN works by using the shared public infrastructure while maintaining privacy through security procedures and tunneling protocols such as the Layer Two Tunneling Protocol. In effect, the protocols, by encrypting data at the sending end and decrypting it at the receiving end, send the data through a “tunnel” that cannot be “entered” by data that is not properly encrypted. An additional level of security involves encrypting not only the data, but also the originating and receiving network addresses.

The XcelMobility Enterprise VPL - Mach 5 Intra Web

We have developed an enterprise solution for VPN which is branded the Mach 5 Intra Web. We believe we have an opportunity to seize a significant portion of the enterprise VPN market as the demand for mobile and cloud computing capabilities is increasing significantly as companies adopt mobile technology in their operations to enhance efficiency, increase productivity and strengthen customer relationships. Companies are facing the following challenges in implementing and managing mobile platforms:

  linking time critical work flow and information to existing internal operating systems that are not accessible from mobile devices;
  the cost of frequent client application upgrades and the maintenance of current mobile solutions; and
  reluctance to implement a mobile intranet platform adoption due to lack of IT resources.

We offer an enterprise solution for VPN owners that we believe provides the following benefits:

  flexibility for various businesses by being more cost efficient, easily implemented (plug and play), high level of security and is expandable;
  web based intranet applications through mobile devices with PC like experience;
  various sub systems to support PC line UX on Mobile environment;
  architecture offers easy integration and expandability;

  various enterprise work force applications using its server-based full browser technology increasing speed and accuracy;
  the flexibility to support various policies and environments (security, geographical regions, device platforms) set by users;
  easy expandability through Sub Systems;
  multimedia content support for videos, live broadcasts and social media; and
  proven solutions with low maintenance.

Products in Development

We plan to bring the following new mobile Internet applications to the Chinese market in the next twelve months:

Location Based Services: Many mobile devices today are GPS-enabled and can be tracked accurately around the world. Many new applications use this feature to provide accurate location-based services.

Mobile gaming: One of the largest and fastest growing areas of the mobile Internet is gaming. With the new devices with high resolution screens and power processors complex gaming has come to the mobile arena.

Mobile marketing: Location-based mobile marketing is a new and growing application for the mobile Internet.

Mobile Social Networking: One of the fastest growing applications of the mobile Internet is social networking.

Distribution

We provide mobile phone and Internet products through monthly subscriptions to large Chinese cell phone carriers and OEM partners. CC Power delivers its products through a powerful and sophisticated network of servers that are located throughout China

CC Power markets it products through 3 distribution channels:

1.	As a product offered by all 3 of China’s cell phone carriers – China Mobile, China Telecom, and China Unicom

2.	Through OEM partners that manufacture cell phones and accessories, and

3.	Directly, through our website.

Unlike applications that are currently developed for the iPhone and BlackBerry and marketed along with hundreds of thousands of other applications through iTunes or BlackBerry App World, our products avoid the clutter of the marketplace and are primarily marketed directly through all three Chinese cell phone carriers and OEM partners.

Marketing directly to the three carriers’ subscribers provides us a great advantage, as consumers either believe the Mach 5 brand is an extension of the carrier or the product is endorsed by the carrier. For example, recently Yao Ming, a former professional basketball player, has been featured in ads promoting Mach 5 products available through China Unicom.

Our product line is positioned to take advantage of the evolution of Chinese cell phones and carrier networks as devices to support PC access and social networking sites. While Facebook and You Tube are not yet available in China, the Chinese equivalents, Renren and Youku have experienced tremendous growth since there introduction. These China-based social networking sites are predominantly being accessed by smartphones which can utilize the fast Internet access and processing capabilities of Mach 5 Internet Accelerator and Mach 5 Video. With limited WiFi access in some areas, the Mach 5 Wireless product works like the Rogers Rocket Stick, using the cell phone network to provide Internet access. Both of these markets are in their infancy in China, with CC Power being well positioned with the 3 largest cell phone networks to provide products to service these sectors.

We have established a seamless position with the 3 largest cell phone networks. When a China Telecom, China Unicom or China Mobile customer subscribes to our product, the subscription becomes part of the monthly invoice, with the fee collected by the carrier and the revenue spilt with us. We are now working with the carriers to include their products as part of packages that provide on social networking, PC access, video and push email solutions. Products sold through OEM partners is also split with us.

Industry

Personal mobile communications and computing have advanced dramatically with the continuous build out of advanced mobile infrastructure and the introduction of increasingly sophisticated portable smart devices. Wireless technology and mobile Internet have allowed for increased interaction and collaboration among users beyond what can be achieved through the traditional Internet. This increased level of connectivity has created increasing demand for advanced mobile Internet services particularly in China, which has the largest mobile user population in the world. As of December 31, 2010, China had 859 million mobile subscribers, according to the Ministry of Industry and Information Technology, or the MIIT, representing a mobile penetration rate of 64.4% . With this large user population, consumer trends in the mobile industry in China often lead those in the rest of the world. The popularity of mobile services in China and globally has led to the development of a broad ecosystem of industry participants, including content providers, application developers, platform providers and device manufacturers, as users increasingly seek to enhance their mobile experience beyond voice communication.

Drivers of Demand for Mobile Internet Services

Early mobile services were primarily based on SMS technology and were largely focused on user entertainment. These included ring tones, games, screen wallpapers and other applications and such services have been widely popular, particularly in China. Advancements in 3G adoption and mobile technology have led to the development of a new generation of advanced services based on mobile Internet technology which address the need for more effective and efficient use of mobile devices. With the increasing adoption of smartphones, tablets and other 3G-enabled networked devices, mobile Internet services will become increasingly popular in users’ daily lives.

Adoption of 3G Networks

Advances in bandwidth provided by 3G mobile networks have created the necessary infrastructure for mass adoption of mobile Internet services. As mobile users increasingly adopting 3G networks worldwide the market opportunity for mobile services continues to expand. The number of 3G subscribers worldwide is projected to grow at a CAGR of 18% from 2009 to 2014 to reach over 2.0 billion users. In China, the number of mobile Internet users has already reached 303 million users as of December 2010, according to CNNIC.

Worldwide 3G Subscribers

Source: Infonetics, October 2010

Popularity of Mobile Devices with Increased Functionality Based on Multiple Platforms

User adoption of 3G networks has generated increasing demand for advanced mobile devices with the necessary features to leverage mobile Internet services. As mobile devices evolve, they incorporate an ever-increasing range of functions at lower cost, which address a broadening array of users’ business and personal needs. Examples of such mobile devices include wireless-enabled personal computers, tablets and smartphones which provide a converging range of functionality. Smartphones, in particular, which offer advanced computing and networking capability in compact form factors, have gained increasing popularity. The worldwide shipments of smartphones are expected to exceed that of personal computers in 2013, according to Gartner.

Worldwide Smartphone Shipments

Source: Gartner, September 2010

High-end smartphones, including Android models, Symbian models, the BlackBerry and the iPhone, are expected to develop and share similarities with tablet PCs in computing performance and mobility over time. The trend of convergence in computing and mobility is just beginning and is creating further user demand for innovative mobile Internet services. China, with its large mobile user base, is likely to become a leading mobile market for the adoption of smartphones and mobile Internet services in the future.

Smartphone Penetration in China

Source: Frost & Sullivan, January 2011

Various ecosystems encompassing hardware manufacturers, application developers, application stores, operating system providers and wireless carriers have developed based on different mobile technology platforms. As a result, the mobile device market, and the smartphone market in particular, is and will continue to be highly fragmented with different platforms dominating different regions. Given the rapid growth in smartphone usage and the fragmentation among operating systems, there is a distinct demand for third party mobile Internet services which are compatible across technology platforms. Such services enhance user experiences and provide capabilities unavailable from device manufacturers.

Worldwide Smartphone Shipments Breakdown by Operating System

Source: IDC, December 2010

The Mobile Internet Services Industry

With the introduction of 3G networks, wireless carriers have actively promoted cooperation among mobile industry participants to develop mobile Internet services. A number of significant industry advancements have helped to define the mobile Internet computing paradigm. Users are increasingly accessing mobile Internet services through specially designed mobile applications installed on devices which provide users with convenient access to specific services. Given the form factors of mobile devices, mobile applications provide user-friendly interfaces through which users can interact with mobile Internet services. In addition, many mobile applications incorporate a cloud platform as a means to expand the capability of mobile Internet services beyond the computing power available from individual mobile devices.

Mobile Applications

In order to fully leverage the increasing computing power of smartphones and other mobile devices, developers have created a large universe of mobile applications to fulfill growing user requirements. The emergence of mobile application stores, such as those run by Apple, Research in Motion, Nokia, Google and GetJar, also provide direct channels for developers to distribute mobile applications.

Global Mobile Application Downloads from Application Stores

Source: Gartner, December 2010

Popular mobile applications include the following:

(i)	Connectivity applications, such as email, instant messenger, GPS navigation, remote access.

(ii)	Business applications, such as mobile banking, stock monitoring and trading, document processing and calendar planning.

(iii)	Life-style applications, such as ecommerce, bill payment, health monitoring, digital reading, and social-networking.

(iv)	Entertainment applications, such as news, games, multimedia player, photo and video editor.

As users start to enjoy the rich experience of mobile computing made possible by the enhanced computing power of mobile Internet enabled devices, additional user requirements have emerged. In particular, the mass adoption of applications makes mobile devices increasingly susceptible to security threats. Users of mobile applications are reliant on external downloads of data and networked communications to support their applications. This interconnectivity increases the likelihood that security threats can invade a mobile device. In addition, the proliferation of applications on mobile devices has led users to process and store more personal data on mobile devices and has created the need for third-party mobile services for users to manage their personal data more efficiently and to optimize the performance of mobile devices. As mobile computing becomes more advanced, mobile Internet services that can help users to maximize the capabilities and performance of their mobile devices will become increasingly vital.

Cloud Platform

A cloud platform describes an architecture that allows on-demand delivery of data and services over the Internet. The cloud allows mobile users to leverage resources beyond limitations of a single mobile device. For example, mobile Internet users can use a cloud platform to store data permanently for continuous access by different devices. This is particularly useful if a device is lost and existing data needs to be restored on a new device. Similarly, as direct peer-to-peer networking among mobile users is not feasible, a cloud platform provides a common computing resource through which mobile users can access and exchange data. This ubiquitous access is possible because cloud computing is designed to be device agnostic and to allow ease of access for different mobile technologies. Users can access mobile Internet services on a cloud platform without concern for the infrastructure that supports the applications and without downloading client end software. Services offered by a cloud platform can also be upgraded by mobile payment service providers without causing any disruption to the user. The functionality and convenience provided by cloud computing enhances the capabilities of mobile devices and will support further demand for innovative cloud services.

Mobile ecosystem participants also benefit from the cloud by utilizing cloud platforms to develop advanced mobile applications. For example, wireless carriers can leverage cloud platforms to seamlessly integrate third-party applications into their own mobile service offerings. Cloud platforms allow application developers to easily share distributed computing resources and deliver more powerful services to mobile users.

Competition

There are three main competitors in China for high speed data services and products. We believe that the testing of the Mach 5 browser by all three of China’s cellular carriers and testing by Japan’s three largest cellular carriers, who chose Mach 5 over several other competitors, independently verifies that our products are superior to our competition.

Bytemobile Inc. – www.bytemobile.com
Bytemobile’s technology allows wireless network operators to offer mobile data, Web, and multimedia applications from cell phones and laptops. Its various software applications manage network traffic, analyze traffic, optimize data, and adapt to different platforms. More than 100 carriers, including most of the world’s largest cell phone companies such as China Mobile, AT&T, and Vodaphone, rely on Bytemobile’s software. The company serves customers in more than 50 countries from offices in Asia, Europe, and the US. It was founded in 2000.

I-accele Corporation – www.i-accele.com
I-accele Corporation, which was established in Japan in 2002, is a global provider of software solutions that accelerate and optimize data services over wireless and wire line networks. I-accele range of products for Wireless operators, ISPs, and Enterprises, allows corporate customers and individual end-users of all networks to benefit from accelerated and rich data services, without changing the applications or devices they use, and without compromising their security needs. Several carriers and vendors in Japan, China and Malaysia have selected I-accele products to optimize their data applications, and I-accele is currently extending its product distribution in the Asia market.

UC Web – www.ucweb.com
UC focuses on serving faster, more stable and flexible Internet experience to users. In April 2004, UC launched its core product UC Browser, which now runs on almost any mobile platform - Android, iOS, BlackBerry OS, Symbian, WinCE, bada, Java, MTK, Brew etc. More than 3000 phone models in 200 brands can perfectly support UC Browser. With UC Browser, mobile users can easily get online service, such as web news, web games, e-commerce, and so forth. By March 2011, UC Browser have served more than 150 countries and areas, and got more than 700 million downloads. Per month, 200 million users visits 60 billion pages through UC Browser, which ranked 1st in the world.

Seasonality

Our business is not subject to seasonality.

Government Regulation

Overview

The PRC government has imposed extensive and stringent measures to regulate the telecommunications and software development industries. The State Council of the PRC, or the State Council, the Ministry of Industry and Information Technology, or the MIIT (formerly the Ministry of Information Industry, or the MII), and other relevant authorities in the PRC have issued various regulations with respect to the telecommunications and software development industries. This section summarizes the principal PRC laws and regulations relevant to our business and operations.

Business license

Any company that conducts business in the PRC must have a business license that covers a particular type of work. Our business license covers our present business to design, develop, and produce mobile Internet software. Prior to expanding our business beyond that of our business license, we are required to apply and receive approval from the PRC government.

Employment laws

We are subject to laws and regulations governing our relationship with our employees, including: wage and hour requirements, working and safety conditions, citizenship requirements, work permits and travel restrictions. These include local labor laws and regulations, which may require substantial resources for compliance. China’s National Labor Law, which became effective on January 1, 1995, and China’s National Labor Contract Law, which became effective on January 1, 2008, permit workers in both state and private enterprises in China to bargain collectively. The National Labor Law and the National Labor Contract Law provide for collective contracts to be developed through collaboration between the labor union (or worker representatives in the absence of a union) and management that specify such matters as working conditions, wage scales, and hours of work. The laws also permit workers and employers in all types of enterprises to sign individual contracts, which are to be drawn up in accordance with the collective contract.

Regulation on the Telecommunications Industry

Types of Telecommunications Services

On September 25, 2000, the State Council issued the Regulations on Telecommunications of the PRC, or the Regulations on Telecommunications, which became effective on September 25, 2000 and which regulates the telecommunications industry and other related activities and services within the PRC. The MIIT regulates the telecommunications industry on a national level while the provincial-level communications administrative bureaus, or the CABs, supervise and regulate the telecommunications industry in their respective administrative regions. The Regulations on Telecommunications classifies telecommunications services into two main categories: (1) core telecommunications services and (2) value-added telecommunications services, and further divides each main category into several sub-categories. According to the Catalog for Classification of Telecommunications Businesses, which became effective on April 1, 2003, our business operates under the provision of information services through mobile networks and the Internet, thus fitting into the category of value-added telecommunications services.

Value-added Telecommunications Services

Providers of value-added telecommunications services in the PRC are subject to examination and approval from, and require licenses issued by, the MIIT or the relevant CABs. Pursuant to the Regulation on Telecommunications, to provide value-added telecommunications services in more than two provinces, autonomous regions or centrally administered municipalities, the value-added telecommunication service provider shall obtain the Transregional Value-added Telecommunication Business Operation License from the MIIT; to provide value-added telecommunications services within one province, autonomous region or centrally administered municipality, the value-added telecommunication service provider shall obtain the Value-Added Telecommunication Business Operation License from relevant CABs. On March 1, 2009, the MIIT issued the Administrative Measures for Licensing of Telecommunications Business Operations which set forth the basic requirements for a license to provide value-added telecommunications services in the PRC. Such requirements mainly include the following:

  the applicant is a duly incorporated company;

  the applicant has necessary funds and professional staff suitable for its business activities;

  the applicant has the reputation or capability of providing customers with long-term services;

  to operate value-added telecommunications services business across multiple provinces, autonomous regions or centrally administered municipalities, the applicant shall have a minimum registered capital of RMB10,000,000; to operate value-added telecommunications services business within a single province, autonomous region or centrally administered municipality, the applicant shall have a minimum registered capital of RMB1,000,000;

  the applicant has necessary premises, facilities and technical scheme; and

  the applicant and its major capital contributors and business managers have no record of violating rules on telecommunication supervision and administration during the past three years.

We have obtained the China Value-Added Telecommunications Business License permitted by the MII (B2-20080062) and the China Value-Added Telecommunications Business License permitted by the Guangdong Provincial Communications Authority (B2-20050598). These are the only value-added telecommunications business licenses that we currently require to operate our business in the PRC.

Short Message Services

On April 15, 2004, the MII issued the Notice on Certain Issues Regarding Regulating Short Message Services which specifies that only those telecommunications services providers that hold specific short message service licenses may provide such services in the PRC. The notice also requires short message services providers to censor the contents of short messages, to automatically collect information such as the time that short messages are sent and received and the telephone numbers or codes of the sending and receiving terminals and to keep such records for five months within the time each short message is delivered.

Telecommunications Networks Code Number Resources

On January 29, 2003, the MII issued the Administrative Measures on Telecommunications Networks Code Number Resources to administer the code number resources including mobile communications network code number. According to the administrative measures, the entity shall apply to the MII for a code number to be used in the inter-provincial operations and shall apply to the relevant CAB for a separate code number for intra-provincial operations. The administrative measures specify the qualifications for a code number, required application materials and application procedures.

Specifications for Telecommunications Services

On March 13, 2005, the MII issued the Specifications for Telecommunications Services specifying the telecommunications service qualities to which all telecommunications service providers in the PRC should conform. It also requires all telecommunications services providers to establish a sound service quality management system and make periodical reports to the relevant telecommunications authorities.

Foreign Investments in Value-added Telecommunications Services Industry

Foreign direct investment in telecommunications services industry in China is regulated under Regulations on the Administration of Foreign-Invested Telecommunications Enterprises, or the FITE Regulations. The FITE Regulations were issued by the State Council on December 11, 2001 and amended by the State Council on September 10, 2008. According to the FITE Regulations, foreign investors’ ultimate equity interests in any entity providing value-added telecommunications services in the PRC may not exceed 50%. A foreign investor must demonstrate a good track record and prior experience in providing value-added telecommunications services outside the PRC prior to acquiring any equity interest in any value-added telecommunications services business in the PRC.

On July 13 2006, the MII issued the Notice Regarding Strengthening the Administration of Foreign Investment in Operating Value-Added Telecommunications Businesses, or the MII Notice, which prohibits value-added telecommunications services operation license holders, including Trans-regional Value-added Telecommunications Services Operation License and Telecommunications Value-added Services Operation License holders, from leasing, transferring or selling their licenses to any foreign investors in any manner, or providing any resources, premises or facilities to any foreign investors for illegal operation of telecommunications services business in the PRC. The MII Notice also requires that, (1) value-added telecommunications services operation license holders or their shareholders must directly own the domain names and trademarks used by such license holders in their daily operations; (2) each license holder must have necessary facilities for its approved business operations and maintain such facilities in the regions specified by its license; and (3) all value-added telecommunications service providers are required to maintain network and Internet security in accordance with the standards set forth in relevant PRC regulations. If a license holder fails to comply with the requirements in the MII Notice and fails to remedy such non-compliance within a designated period, the MIIT or relevant CABs may take administrative actions against such license holder, including revocation of their valued-added telecommunications services operation licenses. We provide our services through our controlled affiliated entity that owns Value-added Telecommunications Services Operation Licenses. We believe our controlled affiliated entity is in compliance with the MII Notice.

Regulations Concerning the Software Development Industry

Software Products

On March 1, 2009, the MIIT issued the Administrative Measures for Software Products, or the Measures for Software Products, to regulate the development, production, sale, and import and export of software products, including computer software, software embedded in information systems and equipments, and computer software provided in conjunction with other information or technology services. Any entity or individual shall not develop, produce, sell and import or export any software product which infringes upon the intellectual property rights of third parties, contains computer viruses, endangers computer system security, is not in compliance with the software standard specification of the PRC, or contains contents prohibited under PRC laws and regulations. To that end, for any software products, the Measures for Software Products require registration and filing with the provincial level software registration institutions authorized to accept and review software products registration applications. Once accepted for review, the software product registration application shall be filed with and publicly announced by the MIIT, and if no objection is received within a seven-working-day publication period, a software registration number and a software product registration certificate will be granted. A software registration certificate is valid for five years and may be renewed upon expiration. We have obtained a Software Company Certification, as issued by the Technology and Information Bureau of Shenzhen City (R2007-0033).

Software Enterprises

A PRC enterprise that develops one or more software products and meets the Certifying Standards and Administrative Measures for Software Enterprises (Proposed), promulgated by the MII, Ministry of Education, Ministry of Science and Technology and the State Administration of Taxation, or the SAT on October 16, 2000, can be certified as a “software enterprise.” The certification standards for software enterprises include the following:

  the applicant shall be an enterprise established in PRC which engages in the business of computer software development and production, system integration, application service, etc., and whose operating revenue is primarily derived from the above referenced business activities;

  the enterprise develops one or more software products or possesses one or more intellectual property rights of software products, or provides technical services such as computer information system integration that has passed qualification and grade certification;

  the proportion of technical staff in the work of software development and technical service shall be no less than 50% of the total staff in the enterprise;

  the applicant shall possess relevant technical equipments and premises necessary for developing software and providing relevant services;

  the applicant shall possess methods and ability to safeguard the qualify of the software products and the technical services;

  the development fund for software technique and products shall be above 8% of the enterprise’s annual software income; and

  the annual sale income of software shall be more than 35% of the total annual income of the enterprise, with the income of self-developed software more than 50% of the software sales income;

  the enterprise has clearly-established ownership, standardized management and complies with disciplines and laws.

Enterprises that qualified as “software enterprises” are entitled to certain preferential treatments in the PRC. According to the Circular on Relevant Policies for Encouraging the Development of the Software and Integrate Circuit Industries (Circular No. 25) (2002) by the Ministry of Finance and the General Administration of Customs State Administration of Taxation, or the SAT, newly-established software manufacturing enterprises (i.e. those established after July 1, 2000) may be exempt from income tax in the first two years of profitability and enjoy 50% income taxes reduction for the next three years, such policy is known as the “Two Free, Three Half” preferential policy. On February 22, 2008, the Ministry of Finance and SAT promulgated the Notice on Several Preferential Policies in Respect of Enterprise Income Tax, or the Notice 2008 No. 1, which reiterated that a software production enterprise newly established within China may, upon certification, enjoy the Two Free, Three Half preferential treatment. On April 24, 2009, the Ministry of Finance and SAT promulgated the Notice on Several Issues Relevant to the Implementation of the Preferential Policies on Enterprise Income Tax, which states that, the software production enterprises and the integrated circuit production enterprises established prior to the end of 2007 may, upon certification, enjoy the preferential policies on the enterprise income tax reductions and exemptions within specified periods as provided in the Notice 2008 No. 1. An enterprise which became profitable in or before 2007 and started enjoying the enterprise income tax reductions and exemptions within specified periods may continue to enjoy the relevant preferential treatment from 2008 until the expiration of the specified periods.

Foreign Investments in Software Development Industry

According to the Catalogue of Industries for Guiding Foreign Investment amended in 2007, foreign investment is encouraged in the software development and production sector. As such, there are no restrictions on foreign investment in the software development industry in the PRC aside from business licenses and other permits that every software development entity in the PRC must obtain.

Regulations on Internet Domain Name and Content

Internet Domain Name

Internet domain names in the PRC are regulated by the Administrative Measures on the PRC Internet Domain Name, which were promulgated by the MII and which came into effect on December 20, 2004, and the Implementation Rules of Registration of Domain Name, which were promulgated by PRC’s domain name registrar, China Internet Network Information Center, or CNNIC and which came into effect on December 1, 2002, and were amended by CNNIC on June 5, 2009. Domain name service organizations accept applications for network domain names; successful applicants become holders of the registered domain names after registration. A holder needs to pay operation fees on time to keep the registered domain names, otherwise the domain name registrar may revoke the domain names. In case there is any changes to the registration information of a domain name, the holder shall file the changes with the domain name registrar within 30 days after such changes. The CNNIC is responsible for the administration of .cn domain names and domain names in Chinese language. Disputes in respect of domain names are regulated by the Measures on Resolution of Disputes regarding Domain Names which were issued by CNNIC and revised on February 14, 2006, and shall be settled by organizations approved by the CNNIC. We have obtained an Internet Registration Certification from the Shenzhen Municipal Public Security Bureau, No. 3303101901203.

Content of Internet Information

Provision of Internet information services in the PRC is regulated by the Administrative Measures on Internet Information Services adopted by the State Council on September 20, 2000. According to these measures, provision of Internet information services regarding news, publication, education, medical and health care, pharmacy and medical appliances are subject to examination, approval and regulation by relevant authorities responsible for regulating these sectors. Internet content providers are not allowed to provide services beyond the scope of an applicable license or registration. The measures also provide a list of prohibited content on the Internet. Internet information service providers are required to monitor and censor the information on their websites, and when prohibited content is found, they shall terminate the transmission immediately, keep the relevant record and report immediately to relevant authorities.

According to these measures, commercial Internet information service providers must obtain a License for Internet Content Providers, or ICP license, in order to engage in such business. Moreover, provision of ICP services in multiple provinces, autonomous regions and centrally administered municipalities may require a trans-regional ICP license. We have obtained an ICP license (ICP No. 07047476).

On November 6, 2000, the MII issued the Regulations for the Administration of Internet Electronic Notice Services to regulate the provision of information via Internet in the form of, among others, electronic bulletin boards, electronic whiteboards, electronic forums, Internet chat-rooms and message boards. The Internet electronic bulletin service providers are required to record the content and time of information released, the website or domain name in the electronic bulletin system, keep such records for at least 60 days, and to provide such information to the relevant authorities upon request.

Regulations on Technology Export

The Technology Import and Export Administrative Regulations of the PRC promulgated by the State Council on December 10, 2001 and the Regulations of Protection of Computer Software which came into effect on January 1, 2002, requires approval of imports and exports of restricted technology, and registration of contracts to import or export unrestricted technology. Software is part of the technology governed by this regime. To implement this requirement, the Administrative Measures for Registration of Technology Import and Export Contracts, or the Registration Measures, was promulgated by the Ministry of Commerce, or the MOFCOM and become effective on March 1, 2009; the Administrative Measures on Prohibited and Restricted Technology Exports, or the Technology Export Measures was jointly promulgated by the MOFCOM and the Ministry for Science and Technology and become effective on May 20, 2009, and the Administrative Measures on Prohibited and Restricted Technology Imports, or the Technology Import Measures was promulgated by the MOFCOM and become effective on March 1, 2009. Pursuant to these regulations, the technology within the prohibited list for import and/or export shall not be imported and/or exported, and a permit for import and/or export shall be obtained by the importer and/or exporter if the technology to be imported and/or exported are listed within the restricted list for import and/or export. For any import or export technology, the relevant department of commerce is responsible for the registration of contracts for such technology import or export.

Regulations on Intellectual Property Rights

The PRC’s intellectual property protection regime is consistent with those of other modern industrialized countries. The PRC has domestic laws for the protection of rights in copyrights, patents, trademarks and trade secrets.

The PRC is also signatory to most of the world’s major intellectual property conventions, including:

•	Convention establishing the World Intellectual Property Organization (WIPO Convention) (June 3, 1980);
•	Paris Convention for the Protection of Industrial Property (March 19, 1985);
•	Patent Cooperation Treaty (January 1, 1994); and
•	The Agreement on Trade-Related Aspects of Intellectual Property Rights (TRIPs) (December 11, 2001).

Trademarks

Registered trademarks in the PRC are protected by the Trademark Law of the PRC which came into effect in 1982 and was revised in 1993 and 2001 and the Regulations for the Implementation of Trademark Law of PRC which came into effect in 2002. A trademark can be registered in the PRC with the Trademark Office under the State Administration for Industry and Commerce, or the SAIC. The protection period for a registered trademark in the PRC is ten years starting from the date of registration and may be renewed if an application for renewal is filed within six months prior to expiration.

Copyright

Copyright in the PRC is protected by the Copyright Law of the PRC which was promulgated in 1990 and revised in 2001 and February 2010 and the Regulation for the Implementation of the Copyright Law of the PRC which came into effect in September 2002. Under the revised Copyright Law, copyright protections have been extended to information network and products transmitted on information network. Copyrights are reserved by the author, unless specified otherwise by the laws. According to Article 16 of the Copyright Law, if a work constitutes “work for hire”, the employer, instead of the employee, is considered the legal author of the work and will enjoy the copyrights of such “work for hire” other than rights of authorship. “Works for hire” include, (1) drawings of engineering designs and product designs, maps, computer software and other works for hire, which are created mainly with the materials and technical resources of the legal entity or organization with responsibilities being assumed by such legal entity or organization; (2) those works the copyrights of which are, in accordance with the laws or administrative regulations or under contractual arrangements, enjoyed by a legal entity or organization. The actual creator may enjoy the rights of authorship of such “work for hire.”

A copyright owner may transfer its copyrights to others or permit others to use its copyrighted works. Use of copyrighted works of others generally requires a licensing contract with the copyright owner. The protection period for copyrights in the PRC varies, with 50 years as the minimum. The protection period for a “work for hire” where a legal entity or organization owns the copyright (except for the right of authorship) is 50 years, expiring on December 31 of the fiftieth year after the first publication of such work.

Patent protection in China

Patents in the PRC are governed by the China Patent Law and its Implementing Regulations, each of which went into effect in 1985. Amended versions of the China Patent Law and its Implementing Regulations came into effect in 2009 and 2010, respectively.

The PRC is signatory to the Paris Convention for the Protection of Industrial Property, in accordance with which any person who has duly filed an application for a patent in one signatory country shall enjoy, for the purposes of filing in the other countries, a right of priority during the period fixed in the convention (12 months for inventions and utility models, and 6 months for industrial designs).

The Patent Law covers three kinds of patents—patents for inventions, utility models and designs. The Chinese patent system adopts the principle of first to file; therefore, where more than one person files a patent application for the same invention, a patent can only be granted to the person who first filed the application. Consistent with international practice, the PRC only allows the patenting of inventions or utility models that possess the characteristics of novelty, inventiveness and practical applicability. For a design to be patentable, it cannot be identical with or similar to any design which, before the date of filing, has been publicly disclosed in publications in the country or abroad or has been publicly used in the country, and should not be in conflict with any prior right of another.

PRC law provides that anyone wishing to exploit the patent of another must conclude a written licensing contract with the patent holder and pay the patent holder a fee. One broad exception to this rule, however, is that, where the patent holder has not exploited the patent or has not exploited the patent adequately without any reasonable reason in the statutory period of time, or the patent holder’s act of exploiting the patent is held to be monopolistic, the PRC State Intellectual Property Office, or SIPO, is authorized to grant a compulsory license. A compulsory license can also be granted where a national emergency or any extraordinary state of affairs occurs or where the public interest so requires. SIPO, however, has not granted any compulsory license to date. The patent holder may appeal such decision within three months from receiving notification by filing a suit in a people’s court.

PRC law defines patent infringement as the exploitation of a patent without the authorization of the patent holder. Patent holders who believe their patent is being infringed may file a civil suit or file a complaint with a PRC local Intellectual Property Administrative Authority, which may order the infringer to stop the infringing acts. A preliminary injunction may be issued by the People’s Court upon the patentee’s or the interested parties’ request before instituting any legal proceedings or during the proceedings. Damages in the case of patent infringement is calculated as either the loss suffered by the patent holder arising from the infringement or the benefit gained by the infringer from the infringement. If it is difficult to ascertain damages in this manner, damages may be reasonably determined in an amount ranging from one or more times the license fee under a contractual license. The infringing party may be also fined by the Administration of Patent Management in an amount of up to four times the unlawful income earned by such infringing party. If there is no unlawful income so earned, the infringing party may be fined in an amount of up to RMB200,000, or approximately USD $31,250.

Measures for the Registration of Computer Software Copyright

In China, holders of computer software copyrights enjoy protections under the Copyright Law. China’s State Council and the State Copyright Administration have promulgated various regulations relating to the protection of software copyrights in China. Under these regulations, computer software that is independently developed and exists in a physical form is protected, and software copyright owners may license or transfer their software copyrights to others. Registration of software copyrights, exclusive licensing and transfer contracts with the Copyright Protection Center of China (previously, the State Copyright Administration) or its local branches is encouraged. Such registration is not mandatory under Chinese law, but can enhance the protections available to the registered copyrights holders. For example, the registration certificate is proof of protection.

Foreign Exchange Regulation

Pursuant to the Foreign Currency Administration Rules promulgated in 1996 and amended in 2008 and various regulations issued by the State Administration of Foreign Exchange (“SAFE”), and other relevant PRC government authorities, the Renminbi is freely convertible only to the extent of current account items, such as trade-related receipts and payments, interest and dividends. Capital account items, such as direct equity investments, loans and repatriation of investments, require the prior approval from the SAFE or its local counterpart for conversion of Renminbi into a foreign currency, such as U.S. dollars, and remittance of the foreign currency outside the PRC.

Payments for transactions that take place within the PRC must be made in Renminbi. Unless otherwise approved, PRC companies must repatriate foreign currency payments received from abroad. Foreign-invested enterprises may retain foreign exchange in accounts with designated foreign exchange banks subject to a cap set by the SAFE or its local counterpart. Unless otherwise approved, domestic enterprises must convert all of their foreign currency receipts into Renminbi.

Under the Implementing Rules of Measures for the Administration of Individual Foreign Exchange, or the Implementation Rules, issued by the SAFE on January 5, 2007, PRC citizens who are granted shares or share options by an overseas listed company according to its share incentive plan are required, through a qualified PRC agent or the PRC subsidiary of such overseas listed company, to register with the SAFE and complete certain other procedures related to the share incentive plan. Foreign exchange income received from the sale of shares or dividends distributed by the overseas listed company must be remitted into a foreign currency account of such PRC citizen or be exchanged into Renminbi.

In addition, domestic wages and salaries of foreign employees outside of the PRC, as well as other rightful earnings, such as dividends, bonuses and profits, of shareholders outside of the PRC may be remitted freely out of the PRC after taxes have been paid in accordance with the provisions of the Chinese tax law with a tax certificate. Since we do not have any debt that is generated outside the PRC and do not have any employees located outside PRC, management is not aware of any material risk of paying in foreign currency in respect of those employee-related and debt-settlement amounts due to any other party located outside PRC.

Liquidation

According to the bankruptcy law of the PRC, CC Investment, as a WFOE, needs to have its debt to creditors settled in the priority as set forth in the relevant Bankruptcy law in China and its immediate equity holder, CC Mobility, located in Hong Kong, would be the last party to be entitled to any residual interest of the entity. Such priority of payment and distribution in the case of the liquidation of CC Investment does not have any different priority in respect of PRC nationals or foreigners. The priority is based on the status of being a creditor and other requirements as set forth in the bankruptcy law in China, which does not have any discrimination or preference in respect of whether the party is a PRC national or foreigner.

Taxation

Under the Enterprise Income Tax Law (“EIT”), effective January 1, 2008, China adopted a uniform tax rate of 25.0% for all enterprises (including foreign-invested enterprises) and revoke the current tax exemption, reduction and preferential treatments applicable to foreign-invested enterprises. However, there will be a transition period for enterprises, whether foreign-invested or domestic, that are currently receiving preferential tax treatment granted by relevant tax authorities. Enterprises that are subject to an enterprise income tax rate lower than 25.0% may continue to enjoy the lower rate and gradually transition to the new tax rate within five years after the effective date of the EIT Law. Enterprises that are currently entitled to exemptions or reductions from the standard income tax rate for a fixed term may continue to enjoy such treatment until the fixed term expires. However, the two-year exemption from enterprise income tax for foreign-invested enterprise will begin from January 1, 2008 instead of from when such enterprise first becomes profitable. Preferential tax treatments will continue to be granted to industries and projects that are strongly supported and encouraged by the state, and enterprises otherwise classified as “new and high technology enterprises strongly supported by the state” will be entitled to a 15.0% enterprise income tax rate even though the EIT Law does not currently define this term.

Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors

On August 8, 2006, six PRC regulatory agencies, including the Chinese Securities Regulatory Commission (“CSRC”), promulgated a rule entitled Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “new M&A rule”) to regulate foreign investment in PRC domestic enterprises. The new M&A rule provides that the Ministry of Commerce must be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise and any of the following situations exists:

(i)	the transaction involves an important industry in China;

(ii)	the transaction may affect national “economic security;” or

(iii)	the PRC domestic enterprise has a well-known trademark or historical Chinese trade name in China.

On September 21, 2006, the CSRC issued a clarification that sets forth the criteria and process for obtaining any required approval from the CSRC. To date, the application of this new M&A rule is unclear.

Employees

Xcel currently employs 35 individuals amongst its various offices. All employees enter into confidentiality agreements.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Our operating results are difficult to predict, and we may experience significant fluctuations in our operating results.

Our operating results may fluctuate significantly. As a result, you may not be able to rely on period to period comparisons of our operating results as an indication of our future performance. Factors causing these fluctuations include, among others:

  our ability to maintain and increase sales to existing customers, attract new customers and satisfy our customers’ demands;
  our ability to monetize our products;
  the cooperation and access to our partners customer bases;
  the price we charge for our products or changes in our pricing strategies or the pricing strategies of our competitors;
  timing and costs of marketing and promotional programs organized by us and/or our partners, including the extent to which we or our partners offer promotional discounts to their customers;
  technical difficulties, system downtime or interruptions of our computer system, which we use to support our products;
  the introduction by our competitors of new products and services;
  the effects of strategic alliances, potential acquisitions and other business combinations, and our ability to successfully and timely integrate them into our business;
  changes in government regulations with respect to the mobile internet industry; and
  economic and geopolitical conditions in China, Japan and elsewhere.

In addition, a significant percentage of our operating expenses are fixed in the short term. As a result, a delay in generating or recognizing revenue for any reason could result in substantial operating losses.

The commercial success of our products depends upon the degree of their market acceptance among the mobile internet community. If our products do not attain market acceptance among the mobile internet community, our operations and profitability would be adversely affected.

The commercial success of our products depends, in large part, upon the degree of market acceptance they achieve among the mobile internet community, particularly among cellular carriers, phone manufacturers, and phone retailers. Cellular carriers may not offer our products to their customers and phone manufacturers may not embed our software into their phones if the products are not attractive and desired by consumers. The acceptance and use of our products among the mobile internet community will depend upon a number of factors including:

  perceptions by consumers, cellular carriers, phone manufacturers and retailers that our products are leading edge and enable faster use of the mobile Internet;

  perceptions by cellular carriers that the use of our products are very efficient and enable them to provide more data to their customers through existing infrastructure;
  the efficacy and potential advantages relative to competing products and products under development;
  relative convenience and ease of administration of installing our products and collecting payment;
  effectiveness of our product education, marketing and distribution efforts;
  publicity concerning our products or competing products and treatments; and
  the price for our products and competing products.

If our products fail to attain and sustain market acceptance among the mobile internet community, or if our currently marketed products cannot maintain market acceptance, our results of operations and profitability would be adversely affected.

Our success is dependent upon our ability to maintain our relationships with cellular carriers, phone manufacturers and phone retailers and to expand such relationships and develop new relationships.

Our business depends significantly on our relationships with cellular carriers, phone manufacturers and phone retailers. No assurance can be given that any such distribution channels will continue their relationships with us, and the loss of one or more of these distribution channel partners could have a material adverse effect on our business, results of operations and financial condition. Our ability to grow our business will therefore depend to a significant degree upon our ability to expand existing relationships and develop new relationships with such distribution channel partners and to expand existing relationships. No assurance can be given that new partners will be found, that any such new relationships will be successful when they are in place, or that business with current distribution channel partners will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

Concerns about health risks associated with wireless equipment may reduce the demand for our services.

Portable communications devices have been alleged to pose health risks, including cancer, due to radio frequency emissions from these devices. The actual or perceived risk of mobile communications devices could adversely affect us through a reduction in mobile communication devise users, thereby reducing potential users of our services.

Our failure to retain and attract qualified personnel could harm our business.

We believe that our success depends in part on our ability to attract, train and retain qualified personnel. Competition for qualified personnel is intense and we may not be able to hire sufficient personnel to achieve our goals or support the anticipated growth in our business. If we fail to attract and retain qualified personnel, our business will suffer.

A limited number of customers account for a significant portion of our sales, and the loss of any one of them as a customer may substantially harm our financial results.

For the fiscal year ended December 31, 2010, two customers accounted for approximately 90% of our gross sales. Our near term, and possibly long term prospects are significantly dependent upon these customers. As a result, currently we are substantially dependent upon the continued participation of these customers in order to maintain and continue to grow our total revenues. Significantly reducing our dependence on these customers may take longer than we currently anticipate and there can be no guarantee that we will succeed in reducing that dependence. There is no assurance that any of these customers will continue to contribute to our total sales revenue in subsequent years. Under present conditions, the loss of any one of these customers could have a material effect on our performance, liquidity and prospects. To reduce this risk, we continue to build our sales pipeline and diversify our product line.

If we are not able to adequately protect our intellectual property, we may not be able to compete effectively.

Our ability to compete depends in part upon the strength of our proprietary rights in our technologies, brands and content. We expect to rely on a combination of Chinese, U.S. and other foreign patents, copyrights, trademark, trade secret laws and license agreements to establish and protect our intellectual property and proprietary rights. The efforts we have taken and expect to take to protect our intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of our intellectual property and proprietary rights. In addition, effective trademark, patent, copyright and trade secret protection may not be available or cost-effective in every country in which our products are made available. There may be instances where we are not able to fully protect or utilize our intellectual property in a manner that maximizes competitive advantage. Our inability to obtain appropriate protections for our intellectual property may also allow competitors to enter our markets and produce or sell the same or similar products. In addition, protecting our intellectual property and other proprietary rights is expensive and diverts critical managerial resources. If we are otherwise unable to protect our intellectual property and proprietary rights from unauthorized use, the value of our products may be reduced, and our business and financial results could be adversely affected.

If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings. In addition, the possibility of extensive delays in the patent issuance process could effectively reduce the term during which a marketed product is protected by patents.

We may also need to obtain licenses to patents or other proprietary rights from third parties. We may not be able to obtain the licenses required under any patents or proprietary rights or they may not be available on acceptable terms. If we do not obtain required licenses, we may encounter delays in product development or find that the development, manufacture or sale of products requiring licenses could be foreclosed. We may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. We may not be able to acquire exclusive rights to the inventions or technical information derived from these collaborations, and disputes may arise over rights in derivative or related research programs conducted by us or our collaborators.

We may be exposed to intellectual property infringement and other claims by third parties which, if successful, could disrupt our business and have a material adverse effect on our financial condition and results of operations.

There is significant litigation in the telecommunications technology field regarding patents and other intellectual property rights. Other companies with greater financial and other resources than us have gone out of business from costs related to patent litigation and from losing a patent litigation. Our success depends, in large part, on our ability to use our proprietary information and know-how without infringing third party intellectual property rights. As we increase sales of our products, and as litigation becomes more common in China and throughout Asia, we face a higher risk of being the subject of claims for intellectual property infringement, invalidity or indemnification relating to other parties’ proprietary rights. Our current or potential competitors, many of which have substantial resources, may have or may obtain intellectual property protection that may prevent, limit or interfere with our ability to make, use or sell our products in China and elsewhere. Moreover, the defense of intellectual property suits, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our management personnel. Resolving intellectual property infringement claims may also require us to enter into license agreements. No assurances can be given that we would be able to obtain license agreements on commercially reasonable terms. A successful claim of intellectual property infringement could subject us to significant damages and may prevent us from developing or licensing the affected product. Any of these events could have a material adverse effect on our profitability and financial condition.

Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information.

Our success depends upon the skills, knowledge and experience of our technical personnel, our consultants and advisors as well as our licensors and contractors. Because we operate in a highly competitive field, we rely almost wholly on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property. However, these agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

We depend substantially on the continuing efforts of our executive officers, and our business and prospects may be severely disrupted if we lose their services.

Our future success is dependent on the continued services of the key members of our management team, including Ronald Edward Strauss, Renyan Ge, Gregory Tse and Xili Wang. We do not maintain key man life insurance on any of our executive officers and directors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new management. The process of hiring suitably qualified personnel is also often lengthy. If our recruitment and retention efforts are unsuccessful in the future, it may be more difficult for us to execute our business strategy.

Increasing government regulation of the internet could affect our business.

We are subject not only to regulations applicable to businesses generally but also to laws and regulations directly applicable to electronic commerce. Regulatory agencies may adopt new laws and regulations applicable to electronic commerce. Any such legislation or regulation could dampen the growth of the internet and decrease its acceptance. If such a decline occurs, customers may decide in the future not to use the internet to purchase our products. Any new laws or regulations in the following areas could affect our business:

  user privacy;
  the pricing and taxation of products offered over the internet;
  the content of websites;
  copyrights;
  the online distribution of specific material or content over the internet; and
  the characteristics and quality of services offered over the internet.

We may not be able to manage our expansion of operations effectively and failure to do so could strain our management, operational and other resources, which could materially and adversely affect our business and growth potential.

We have grown since our inception and we anticipate continued expansion of our business to address growth in demand for our products, as well as to capture new market opportunities. The continued growth of our business has resulted in, and will continue to result in, substantial demands on our management, operational and other resources. In particular, we believe that the management of our growth will require, among other things:

  our ability to expand our market reach in China, Japan and elsewhere;
  our ability to continue to identify new customers and distribution channels;
  our ability to control operating expenses;
  strengthening of financial and management controls;
  increased marketing, sales and sales support activities; and
  hiring, training and managing of new personnel, including sales personnel.

If we are not able to manage our growth successfully, our business and prospects would be materially and adversely affected.

We may need additional capital and may not be able to obtain it on acceptable terms or at all, which could adversely affect our liquidity and financial position; the issuance of additional equity would result in dilution to our shareholders.

We may need to raise additional capital if our expenditures exceed our current expectations due to changed business conditions or other future developments. Our future liquidity needs and other business reasons may require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities or securities convertible or exchangeable to our equity securities would result in additional dilution to our shareholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that restrict our operational flexibility. Our ability to raise additional funds in the future is subject to a variety of uncertainties, including:

  our future financial condition, results of operations and cash flows;
  general market conditions for capital-raising activities by technology companies; and
  economic, political and other conditions in China, Japan and elsewhere.

No assurances can be given that we will be able to obtain additional capital in a timely manner or on commercially acceptable terms or at all.

Future acquisitions are expected to be a part of our growth strategy, and could expose us to significant business risks.

One of our strategies is to grow our business through acquisition of other mobile communication and software companies. However, no assurances can be given that we will be able to identify and secure suitable acquisition opportunities. Our ability to consummate and integrate effectively any future acquisitions on terms that are favorable to us may be limited by the number of attractive acquisition targets, internal demands on our resources and, to the extent necessary, our ability to obtain financing on satisfactory terms for larger acquisitions, if at all.

Moreover, if an acquisition candidate is identified, the third parties with whom we seek to cooperate may not select us as a potential partner or we may not be able to enter into arrangements on commercially reasonable terms or at all. The negotiation and completion of potential acquisitions, whether or not ultimately consummated, could also require significant diversion of management’s time and resources and potential disruption of our existing business. Furthermore, no assurances can be given that the expected synergies from future acquisitions will actually materialize. In addition, future acquisitions could result in the incurrence of additional indebtedness, costs, and contingent liabilities. Future acquisitions may also expose us to potential risks, including risks associated with:

  the integration of new operations, products, services and personnel;
  unforeseen or hidden liabilities;
  the diversion of financial or other resources from our existing businesses;
  our inability to generate sufficient revenue to recover costs and expenses of the acquisitions; and
  the potential loss of, or harm to, relationships with employees or customers.

Any of the above could significantly disrupt our ability to manage our business and materially and adversely affect our business, financial condition and results of operations.

The technology used in the mobile internet industry continues to change rapidly and if we are unable to modify our products to adapt to future changes in the mobile communication industry, we will be unable to attract or retain customers.

The mobile internet industry has been characterized by a rapid rate of development of new technologies and manufacturing processes, rapid changes in customer requirements, frequent product introductions and ongoing demands for greater functionality. Our future success will likely depend on our ability to develop new products and to adjust our product specifications in response to these developments in a timely manner. If our development efforts are not successful or are delayed, or if our newly developed products do not achieve market acceptance, we may be unable to attract or retain customers and our operating results could be harmed.

Our efforts to develop new products involve several risks, including:

  our ability to anticipate and respond in a timely manner to changes in customer requirements;

  the significant research and development investment that we may be required to make before market acceptance of a particular new or enhanced product;

  the possibility that the mobile internet industry may not accept our products after we have invested a significant amount of resources in development; and

  competition from new technologies, processes and products introduced by our current or future competitors.

We intend to make significant investments in research and development and new mobile Internet products that may not be profitable.

Companies in our industry are under pressure to develop new software and new product innovations to support changing consumer tastes and regulatory requirements. We have engaged in research and development activities and we believe that substantial additional research and development activities are necessary to allow us to offer technologically-advanced products. We expect that our research and development budget will increase significantly as we attempt to create new products and as we have access to additional working capital to fund these activities. Research and development and investments in new technology are inherently speculative and commercial success depends on many factors including technological innovation, novelty, service and support, and effective sales and marketing.

We may not achieve significant revenue from new product and service investments for a number of years, if at all. Moreover, new products and services may not be profitable, and even if they are profitable, operating margins for new products and businesses may be minimal.

Risks Related to Our Corporate Structure

Transactions among our affiliates are subject to scrutiny by the PRC tax authorities and a finding that we or any of our consolidated entities owe additional taxes could have a material adverse impact on our net income and the value of an investment in our common stock.

Under PRC law, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions we have entered into among our consolidated entities are challenged by the PRC tax authorities to be not on an arm’s-length basis, or to result in an unreasonable reduction in our PRC tax obligations, the PRC tax authorities have the authority to disallow our tax deduction claims, adjust the profits and losses of our respective PRC consolidated entities and assess late payment fees and other penalties. Our net income may be materially reduced if our tax liabilities increase or if we are otherwise assessed late payment fees or other penalties.

PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our ability to operate. Our failure to obtain the prior approval of the listing and trading of our common stock could have a material adverse effect on our business, operating results, reputation and trading price of our common stock.

On August 8, 2006, the PRC Ministry of Commerce (“MOFCOM”), joined by the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission and SAFE, released a substantially amended version of the Provisions for Foreign Investors to Merge with or Acquire Domestic Enterprises (the “Revised M&A Regulations”), which took effect September 8, 2006. Among other things, the Revised M&A Regulations include provisions that purport to require that an offshore special purpose vehicle, or “SPV,” formed for listing purposes and controlled directly or indirectly by PRC companies or individuals must obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings. We believe that (i) CC Investment was incorporated as a foreign owned enterprise and that there was no acquisition of the equity or assets of a “PRC domestic company” as such term is defined under the Revised M&A Regulations and (ii) that no provision in the Revised M&A Regulations clearly classifies the contractual arrangements between CC Investment and CC Power as a type of transaction falling within such rules. Therefore, we were and are not required to obtain the approval of CSRC under the Revised M&A Regulations in connection with the Exchange Transaction.

If the CSRC or another PRC regulatory agency subsequently determines that CSRC approval was required for the Exchange Transaction, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock. Also, if the CSRC later requires that we obtain its approval, we may be unable to obtain a waiver of the CSRC approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding this CSRC approval requirement could have a material adverse effect on the trading price of our common stock.

It is uncertain how our business operations or future strategy will be affected by the interpretations and implementation of the Revised M&A Regulations. It is anticipated that application of the rules will be subject to significant administrative interpretation, and we will need to closely monitor how MOFCOM and other ministries apply the rules to ensure that our domestic and offshore activities continue to comply with PRC law. Given the uncertainties regarding interpretation and application of the rules, we may need to expend significant time and resources to maintain compliance.

We currently conduct of our business primarily through contractually controlled PRC operating entities, and our control of the day-to-day operations of such PRC entities pursuant to contracts, to comply with Chinese law, may not be as effective as conducting business through direct equity ownership of such PRC entities due to uncertainties with respect to the PRC legal system which could materially and adversely affect our results of operations.

We currently conduct a substantial portion of our business primarily through our contractually controlled PRC operating entities. PRC laws and regulations govern our operations in the PRC. Our contractually controlled PRC operating entities are generally subject to laws and regulations applicable to foreign investments in the PRC and, in particular, laws applicable to wholly foreign-owned enterprises (“WFOEs”). Although members of our executive management team and our shareholders include the executive officers and owners of our contractually controlled PRC operating entities, because we do not directly own our contractually controlled PRC operating entities, we may encounter problems enforcing our rights to control the business affairs and day-to-day operations of such entities. If we find it necessary to take legal action in the PRC to enforce our rights under our contracts with the PRC operating entities, we will be subject to the uncertainties of the PRC legal system, where prior court decisions have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in PRC. However, the PRC has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in the PRC. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation, if any, of these policies and rules until sometime after the violation. In addition, any litigation in the PRC, regardless of outcome, may be protracted and result in substantial costs and diversion of resources and management attention. Accordingly, notwithstanding our contractual control over our PRC operating entities, such control may not be as effective as if we conducted our business through direct equity owned PRC entities which could materially and adversely affect our results of operations.

Our contractual arrangements with CC Power and its shareholder may not be as effective in providing control over these entities as direct ownership.

We have no equity ownership interest in CC Power as we rely on the contractual arrangements of the VIE agreements to control and operate CC Power. These contractual arrangements may not be as effective in providing control over CC Power as direct ownership. For example, CC Power could fail to take actions required for our business or fail to pay dividends to CC Investment despite its contractual obligation to do so. If CC Power fails to perform its obligation under the VIE agreements, we may have to rely on legal remedies under PRC law, which may not be effective.

Risks Related to Doing Business Internationally and in China

We are subject to market risk through our sales to international markets.

A portion of our sales are or will be derived from international markets. These operations are subject to risks that are inherent in operating in foreign countries, including the following:

  foreign countries could change regulations or impose currency restrictions and other restraints;

  changes in foreign currency exchange rates and hyperinflation or deflation in the foreign countries in which we operate;

  exchange controls;

  some countries impose burdensome tariffs and quotas;

  political changes and economic crises may lead to changes in the business environment in which we operate;

  international conflict, including terrorist acts, could significantly impact our financial condition and results of operations; and

  economic downturns, political instability and war or civil disturbances may disrupt distribution logistics or limit sales in individual markets.

No assurance can be given that we will be able to continue selling our products in any of the foreign countries in which we currently or plan to do business. Any of the above-mentioned factors could detrimentally affect our sales, and impact our financial condition and results of operations.

Current global economic conditions may adversely affect our industry, business and results of operations.

The recent disruptions in the current global credit and financial markets has included diminished liquidity and credit availability, a decline in consumer confidence, a decline in economic growth, an increased unemployment rate, and uncertainty about economic stability. There can be no assurance that there will not be further deterioration in credit and financial markets and confidence in economic conditions. These economic uncertainties affect businesses such as ours in a number of ways, making it difficult to accurately forecast and plan our future business activities. The current adverse global economic conditions and tightening of credit in financial markets may lead consumers to postpone spending. We are unable to predict the likely duration and severity of the current disruptions in the credit and financial markets and adverse global economic conditions. If the current uncertain economic conditions continue or further deteriorate, our business and results of operations could be materially and adversely affected.

Our international operations subject us to risks associated with the legislative, judicial, accounting, regulatory, political and economic risks and conditions specific to the countries or regions in which we operate, which could adversely affect our financial performance.

We currently conduct operations in the PRC and in Japan, and plan on expanding our operations to additional international markets. Our future operating results in international markets could be negatively affected by a variety of factors, most of which are beyond our control. These factors include political conditions, including political instability, economic conditions, legal and regulatory constraints, trade policies, currency regulations, and other matters in any of the countries or regions in which we operate, now or in the future.

Moreover, the economies of some of the countries in which we currently have, or plan to have operations, have in the past suffered from high rates of inflation and currency devaluations, which, if they occurred again, could adversely affect our financial performance. Other factors which may impact our operations include foreign trade, monetary and fiscal policies both of the United States and of other countries, laws, regulations and other activities of foreign governments, agencies and similar organizations, and risks associated with having numerous officers located in countries which have historically been less stable than the United States. Additional risks inherent in our international operations generally include, among others, the costs and difficulties of managing international operations, adverse tax consequences and greater difficulty in enforcing intellectual property rights in countries other than the United States.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

A significant portion of our current business operations are conducted in China and we anticipate that a majority of our sales will be made in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

  the degree of government involvement;
  the level of development;
  the growth rate;
  the control of foreign exchange;
  access to financing; and
  the allocation of resources.

While the Chinese economy has grown significantly in the past 25 years, the growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice. Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to shareholders, governmental control over capital investments or changes in tax regulations applicable to us, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business.

The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the PRC government. The continued control of these assets and other aspects of the national economy by the PRC government could materially and adversely affect our business. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Since late 2003, the PRC government implemented a number of measures, such as raising bank reserves against deposit rates to place additional limitations on the ability of commercial banks to make loans and raise interest rates, in order to decrease the growth rate of specific segments of China’s economy which it believed to be overheating. These actions, as well as future actions and policies of the PRC government, could materially affect our liquidity and access to capital and our ability to operate our business. Nationalization or expropriation could even result in the total loss of our investment in China and in the total loss of our shareholders’ investment.

New labor laws in the PRC may adversely affect our results of operations.

On January 1, 2008, the PRC government promulgated the Labor Contract Law of the PRC, or the New Labor Contract Law. The New Labor Contract Law imposes greater liabilities on employers and significantly impacts the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations to be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the New Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost effective manner, thus materially and adversely affecting our financial condition and results of operations.

If political relations between the United States and China worsen, our stock price may decrease and we may have difficulty accessing U.S. capital markets.

At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China, whether or not directly related to our business, could adversely affect the market price of our common stock and our ability to access U.S. capital markets.

Uncertainties with respect to the PRC legal system could limit the protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system in the United States, prior court decisions may be cited for reference but have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. We conduct a significant portion of our current business through our subsidiary established in China. Thus we are generally subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to wholly foreign-owned enterprises. However, since many laws, rules and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of Chinese administrative and court proceedings and the level of legal protection we enjoy in China than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into with our business partners, customers and suppliers. In addition, such uncertainties, including the inability to enforce our contracts, could materially and adversely affect our business and operations. Furthermore, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the Chinese telecommunications industry and software technology industry, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us and our investors. In addition, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

The fluctuation of foreign currency exchange rates could materially impact our financial results.

Since we currently conduct a significant portion our operations in China, our business is subject to foreign currency risks, including currency exchange rates fluctuations and difficulties in converting Renminbis into U.S. dollars. The exchange rates between the Renminbi and the U.S. dollar, Euro and other foreign currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of foreign currencies. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. In addition, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business, financial condition and results of operations.

Because our assets are located outside of the United States and all of our directors and officers reside outside of the United States, it may be difficult for investors to enforce their rights based on United States federal securities laws or any United States court judgments against us and our officers and directors.

Our operating company and all of our assets are currently located in the PRC and Hong Kong. In addition, all of our current directors and officers reside outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States federal securities laws against us in the courts of either the United States, PRC or Hong Kong and, even if civil judgments are obtained in United States courts, to enforce such judgments in PRC or Hong Kong courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC and Hong Kong would permit effective enforcement against us or our officers and directors of criminal penalties, under the United States federal securities laws or other United States laws.

Restrictions under PRC law on our PRC operating subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to, and otherwise fund and conduct our businesses.

Substantially all of our revenues are currently earned by our PRC operating subsidiary. However, PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company. PRC legal restrictions permit payments of dividend by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Restrictions on currency exchange may limit our ability to receive and use our sales revenue effectively.

All of CC Power’s sales revenue and expenses are denominated in RMB. Under PRC law, the RMB is currently convertible under the “current account,” which includes dividends and trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, CC Power may purchase foreign currencies for settlement of current account transactions, including payments of dividends to the Company, without the approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, the relevant PRC government authorities may limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of our future revenue will be denominated in RMB, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in RMB to fund our business activities outside China that are denominated in foreign currencies.

Foreign exchange transactions by our PRC operating subsidiary under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC government authorities, including SAFE. In particular, if our PRC operating subsidiary borrows foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance the subsidiary by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the Ministry of Commerce, or MOFCOM, or their respective local counterparts. These limitations could affect their ability to obtain foreign exchange through debt or equity financing.

There are significant uncertainties under the EIT relating to the withholding tax liabilities of CC Investment, and dividends payable by CC Investment to CC Mobility may not qualify to enjoy the treaty benefits.

Under the EIT and its implementing rules, the profits of a foreign invested enterprise which are distributed to its immediate holding company outside the PRC will be subject to a withholding tax rate of 10%. Pursuant to a tax arrangement between Hong Kong and the PRC, such rate may be lowered to 5% if a Hong Kong resident enterprise owns over 25% of a PRC company. CC Investment is currently wholly-owned by CC Mobility. However, the 5% withholding tax rate does not automatically apply and approvals from competent local tax authorities are required before an enterprise can enjoy any benefits under the relevant taxation treaties. Moreover, according to the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated on February 20, 2009, for a tax treaty to be applicable, certain requirements must be satisfied, including: (1) the taxpayer must be the beneficial owner of the relevant dividends; (2) for corporate recipients to enjoy the favorable tax treatment under the tax treaty as direct owners of a PRC enterprise, such corporate recipients must satisfy the direct ownership thresholds at all times during the 12 consecutive months preceding the receipt of the dividends. On August 24, 2009, the State Administration of Taxation issued the Administrative Measures for Non-resident Enterprises to Enjoy Treatments under Tax Treaties (For Trial Implementation), which became effective on October 1, 2009, requiring non-resident enterprises to obtain an approval from the competent tax authority in order to enjoy the treatments under tax treaties. Further, the State Administration of Taxation promulgated the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties on October 27, 2009, which limits the “beneficial owner” to individuals, enterprises or other organizations normally engaged in substantive operations, and set forth certain adverse factors on the recognition of such “Beneficial Owner.” CC Investment has not yet applied for such approvals because it has not declared or paid dividends, and does not intend to declare or pay dividends. CC Investment will apply for such approvals when it intends to declare and pay dividends. There is no assurance that the PRC tax authorities will approve the 5% withholding tax rate on dividends received by CC Mobility from CC Investment.

Changes in economic conditions and consumer confidence in China may influence the industry in which we operate, consumer preferences and spending patterns.

A significant portion of our business and revenue growth depends on the size of the retail market of mobile internet products in China. As a result, our revenue and profitability may be negatively affected by changes in national, regional or local economic conditions and consumer confidence in China. We are susceptible to changes in economic conditions, consumer confidence and customer preferences of the Chinese population. External factors beyond our control that affect consumer confidence include unemployment rates, levels of personal disposable income, national, regional or local economic conditions, natural disasters, extreme weather conditions, disease outbreaks and acts of war or terrorism. Changes in economic conditions and consumer confidence could adversely affect consumer preferences, purchasing power and spending patterns. In addition, natural disasters, extreme weather conditions, disease outbreaks and acts of war or terrorism may cause damage to our facilities, disrupt the supply of the products we offer or adversely impact consumer demand. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to our Common Stock and our Status as a Public Company

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience and is generally unfamiliar with the requirements of the United States securities laws and U.S. Generally Accepted Accounting Principles, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management team have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

We will be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with the Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Management believes that its internal controls and procedures are currently not effective to detect the inappropriate application of U.S. GAAP rules. Management realize there are deficiencies in the design or operation of our internal control that adversely affect our internal controls which management considers to be material weaknesses including those described below:

i)

We have insufficient quantity of dedicated resources and experienced personnel involved in reviewing and designing internal controls. As a result, a material misstatement of the interim and annual financial statements could occur and not be prevented or detected on a timely basis.

ii)

We do not have an audit committee or an independent audit committee financial expert. While not being legally obligated to have an audit committee or independent audit committee financial expert, it is the management’s view that to have an audit committee, comprised of independent board members, and an independent audit committee financial expert is an important entity-level control over our financial statements.

iii)

We did not perform an entity level risk assessment to evaluate the implication of relevant risks on financial reporting, including the impact of potential fraud related risks and the risks related to non-routine transactions, if any, on our internal control over financial reporting. Lack of an entity-level risk assessment constituted an internal control design deficiency which resulted in more than a remote likelihood that a material error would not have been prevented or detected, and constituted a material weakness.

iv)

We lack personnel with formal training to properly analyze and record complex transactions in accordance with U.S. GAAP. Our current Chief Financial Officer, Ms. Wang, has 18 years of experience in financial management in private and public companies in China. She graduated from Huazhong Technical and Science University in 1990 with a Bachelor of Science degree in accounting and finance management, however, she is not familiar with U.S. GAAP. We have retained Audit Prep, a Hong Kong based accounting firm that is fully versant in U.S. GAAP and SEC reporting requirements to assist us with preparing our financial statements in accordance with U.S. GAAP and SEC rules and regulations. Accountants from Audit Prep assisting us are U.S. Certified Public Accountants.

v)	We have not achieved the optimal level of segregation of duties relative to key financial reporting functions.

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

Our common stock is not listed on any stock exchange and there is no established market for shares of our common stock. Even if a market for our common stock develops, our common stock could be subject to wide fluctuations.

Our common stock is not listed on any stock exchange. Although our common stock is quoted on the OTCBB marketplace, there is no established public market for shares of our common stock, and no trades of our common stock have taken place on the OTCBB. Even if the shares of our common stock may in the future trade on the OTCBB, the liquidity and price of our common stock is expected to be more limited than if such securities were quoted or listed on a national exchange. No assurances can be given that an active public trading market for our common stock will develop or be sustained. If trading of our securities commences on the OTCBB, the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in bulletin board stocks and certain major brokerage firms restrict their brokers from recommending bulletin board stocks because they are considered speculative, volatile and thinly traded. Lack of liquidity will limit the price at which shareholders may be able to sell our common stock.

Even if our common stock will in the future trade on the OTCBB, the price of such common stock could be subject to wide fluctuations, in response to quarterly variations in our operating results, announcements by us or others, developments affecting us, and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations in recent years. These fluctuations have had a substantial effect on the market prices for many companies, often unrelated to the operating performance of such companies, and may adversely affect the market prices of the securities. Such risks could have an adverse affect on the stock’s future liquidity.

We expect to experience volatility in our stock price, which could negatively affect shareholders’ investments.

While our common stock is not currently traded, if and when there is an active trading market, the market price for shares of our common stock may be volatile and may fluctuate based upon a number of factors, including, without limitation, business performance, news announcements or changes in general market conditions.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. Due to the volatility of our common stock price, we may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources.

Shareholders should also be aware that, according to SEC Release No. 34-29093, the market for “penny stock,” such as our common stock, has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

We do not anticipate paying any dividends in the foreseeable future. If and when we decide to pay dividends, any dividends or proceeds from liquidation will be subject to the approval of the relevant Chinese government agencies.

We currently intend to retain any future earnings for funding growth. We do not anticipate paying any dividends in the foreseeable future. As a result, shareholders should not rely on an investment in our securities if they require dividend income. A significant portion of our assets are located inside China. Under the laws governing foreign-invested enterprises in China, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. If and when made, any dividend payment will be subject to the decision of the board of directors of our Chinese operating company, CC Investment, and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to both the relevant government agency’s approval and supervision as well the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is categorized as a “penny stock.” The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $4.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Shares of our common stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our common stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we were a “shell company” pursuant to Rule 144 prior to the consummation of the Exchange Transaction, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date that this Current Report on Form 8-K has been filed with the Commission reflecting the Company’s status as a non-”shell company.” Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the date of the filing of this Current Report on Form 8-K and we have otherwise complied with the other requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our previous status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation and Bylaws contain a provision permitting us to eliminate the personal liability of our directors to our company and shareholders for damages for breach of fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

DESCRIPTION OF PROPERTY

The principal executive office for the Registrant are located at: 303 Twin Dolphins Drive, Suite 600, Redwood City, CA 94065. The monthly rent for this property and related expenses is US$350 per month. The Registrant’s main telephone number is: 650-632-4210 and its fax number is 650-551-9901. The Registrant’s website is located at: www.xcelmobility.com

CC Power’s offices are located at: Room 706, Cyber Times Tower B, Tairan Road, Futian District, Shenzhen, PRC. The lease for CC Power’s offices is for a one year term from September 1, 2011 to August 30, 2012, with a payment of RMB14,500 (approx. US$2,264) per month.

SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

The following tables summarize selected consolidated financial data regarding the business of CC Power and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated pro forma financial statements of the Company and the related notes included with those financial statements. The summary consolidated financial information has been derived from the audited consolidated financial statements for CC Power and its subsidiaries for the years ended December 31, 2010 and 2009, and the unaudited consolidated financial statements of CC Power for the six months ended June 30, 2011 and 2010. All monetary amounts are expressed in U.S. dollars unless otherwise indicated.

Historical Financial Performance of CC Power

The following represents the past financial performance for CC Power as of and for the years ended December 31, 2010 and 2009, and for the six months ended June 30, 2011 and 2010.

	Six Months Ended	Six Months Ended	Year Ended	Year Ended
	June 30,	June 30,	December 31,	December 31,
	2011	2010	2010	2009
Income Statement Data:
Revenue	$39,186	$43,380	$273,948	$224,038
Cost of revenue	31,143	32,865	117,439	184,747
Gross profit	8,043	10,515	96,509	39,291
Operating expenses	24,011	44,978	95,328	200,306
Income from operations	(15,968)	(34,463)	1,181	(161,015)
Interest income	-	73	212	373
Other expense	(145)	-	(626)	(337)
Income before tax	(16,113)	(34,463)	767	(160,979)
Income tax expense	-	-	(6,778)	(933)
Net income (loss)	$(3,146)	$(22,196)	$(6,011)	$(161,912)

	As of	As of December 31,
	June 30, 2011	2010	2009

Balance Sheet Data:
Cash and cash equivalents	$55,379	$119,248	$160,801
Working capital	21,918	66,541	61,524
Total assets	113,861	178,487	241,647
Total liabilities	37,827	63,987	124,969
Total shareholders’ equity	$76,034	$114,500	$116,678

	Six Months Ended	Six Months Ended	Year ended	Year ended
	June 30,	June 30,	December 31,	December 31,
	2011	2010	2010	2009
Cash Flow Data:
Net cash (used in) provided by operating activities	$(27,058)	$(9,391)	$(53,230)	$(63,135)
Net cash provided by (used in) investing activities	(3,061)	(636)	(643)	(11,255)
Net cash provided by (used in) financing activities	30,979	-	-	-
Net (decrease) increase in cash and cash equivalents	$2,664	$(9,543)	$(51,890)	$(74,216)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of CC Power and its subsidiaries for the fiscal years ended December 31, 2010 and 2009, and six months ended June 30, 2011 and 2010 should be read in conjunction with the Summary Selected Consolidated Financial Data and the consolidated financial statements of CC Power and CC Mobility, and the notes to those financial statements that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

Shenzhen CC Power Corporation (“CC Power” or the “Company”) is a Chinese enterprise organized in the People’s Republic of China (“PRC”) on March 13, 2003 in accordance with the Laws of the People’s Republic of China. As of December 31, 2010, the Company had registered capital of $345,864 (RMB2,526,000).

CC Power’s principal activity is the design, testing sale and support of software to support mobile Internet applications on cellular phones, smartphones, tablets and mobile computers in China. The principal product designed and built by CC Power is the Mach 5 Accelerator. This product has been independently tested by all 3 mobile phone carriers in China and accesses the Internet significantly faster than with other mobile browsers. The speed of the Mach 5 browser enables CC Power to develop other mobile software that can leverage off the Mach 5 product’s speed of processing. In order to support CC Power products, the Company has built a series of server locations throughout China. CC Power sells its products to corporations directly, to individual users via the Company’s website and retail locations, through distribution agents and through all three mobile phone carriers in China.

CC Power was a founder of Shenzhen Nanovision Technology Ltd. (“Nanovision”). Nanovision was established in the PRC on August 15, 2007. The registered capital of Nanovision is $136,909 (RMB 1,000,000). Nanovision is in the business of developing software for CCD image calibration and LCD inspection used in industrial automation for the automation of quality control and verification processes. The software is used for high accuracy measurement related to CCD camera and lens distortion and uses algorithms to clarify video images. Nanovision uses similar compression technologies utilized by CC Power. There are 3 shareholders in Nanovision, with CC Power having the majority interest. CC Power originally had a 60% equity interest in Nanovision. On June 15, 2011, CC Power sold 25% of its equity interest in Nanovision. And on August 25, 2011, CC Power sold its remaining 35% equity interest in Nanovision.

On June 5, 2011, CC Mobility entered into a convertible promissory note with Empa Trading Ltd. in the amount of $100,000 (the “Empa Note”). The Empa Note carries an interest rate of 5% per annum with a maturity date of January 1, 2012, unless CC Mobility completes a reverse take-over by January 1, 2012, then the maturity date shall be five years from the date of the Empa Note. At the mutual agreement of both the Company and Empa, the outstanding debt under the Empa Note can be converted in whole or in part into shares of CC Mobility’s common stock on the following terms: one share of common stock at a price of $0.50 per share, one warrant convertible into one share of common stock at a price of $1.00 per share (with a two year expiration date), and one warrant convertible into one share of common stock at a price of $1.50 per share (with a three year expiration date).

Our management’s discussion and analysis of our financial condition and results of operations are only based on CC Power’s current business and operations. Our previous results of operations are immaterial and will not be included in the discussion below. Key factors affecting our results of operations include revenues, cost of revenues, operating expenses and income and taxation.

Comparison of the Six Months Ended June 30, 2011 and 2010

Revenue

CC Power’s revenue for the six months ended June 30, 2011 totaled US$39,186, a decrease of 9.67% from US$43,380 for the six months ended June 30, 2010. This decrease in revenue was primarily due to decrease in revenue from our internet accelerator software.

Cost of revenue

Cost of revenue for the six months ended June 30, 2011 was US$31,143 and consists primarily of costs associated with our internet accelerator software. Cost of revenue decreased US$1,722, or 5.24%, from US$32,865 for the six months ended June 30, 2010. This decrease in cost of revenue was primarily due to reduced costs associated with our internet accelerator software.

Gross profit

Gross profit for the six months ended June 30, 2011 was US$8,043, a decrease of US$2,472, or 23.51%, from US$10,515 for the six months ended June 30, 2010. This decrease in gross profit was primarily due to decreased revenue as noted above.

Operating Expenses

CC Power’s operating expenses for the six months ended June 30, 2011 decreased by US$20,967, or 46.62%, from the six months ended June 30, 2010. This decrease in operating expenses was primarily due to decreased selling expenses (2011: US$7,248; 2010: US$13,827), decreased general and administrative expenses (2011: US$7,115; 2010: US$13,942) and decreased research and development expenses (2011: US$9,648; 2010: US$17,209).

Net income (loss)

Net income (loss) decreased to US$(3,146) for the six months ended June 30, 2011 from US$(22,196) for the six months ended June 30, 2010, a decrease of US$19,050. Our net loss decreased primarily due to a decrease in cost of revenue and decrease in operating expenses.

Effects of foreign currency translation conversion

CC Power recognized a gain of US$4,709 on the effects of foreign currency conversion for the six months ended June 30, 2011, compared to a gain of US$469 during the comparable prior year period. This change is due to differences in exchange rates used during the periods for converting from CC Power’s functional currency of Renminbi to U.S. dollars for financial reporting purposes.

Comprehensive income

CC Power’s comprehensive income increased by US$19,575 from US$(16,588) for the six months ended June 30, 2010 to US$2,987 for the six months ended June 30, 2011. The increase is attributable to an increase in net income from discontinued operations and a decrease in operating expenses.

Comparison of the Years Ended December 31, 2010 and 2009

Revenue

CC Power’s revenue for the year ended December 31, 2010 totaled US$273,948, an increase of 22.28% from US$224,038 for the year ended December 31, 2009. This increase in revenue was primarily due to increased revenue from our internet accelerator software, calibration panel revenue and technical consulting service.

Cost of revenue

Cost of revenue for the year ended December 31, 2010 was US$177,439 and consists primarily of costs associated with our internet accelerator software. Cost of revenue decreased US$7,308, or 3.95%, from US$184,747 for the year ended December 31, 2009. This decrease in cost of revenue was primarily due to reduced costs associated with our internet accelerator software, offset in part by increased costs of revenue associated with our technical consulting service, business tax and surcharges.

Gross profit

Gross profit for the year ended December 31, 2010 was US$96,509, an increase of US$57,218, or 145.62%, from US$39,291 for the year ended December 31, 2009. This increase in gross profit was primarily due to increased revenue and decreased cost of revenue as noted above.

Operating Expenses

CC Power’s operating expenses for the year ended December 31, 2010 decreased by US$104,978, or 52.41%, from the year ended December 31, 2009. This increase in operating expenses was primarily due to decreased selling expenses (2010: US$29,418; 2009: US$52,009) and decreased general and administrative expenses (2010: US$36,126; 2009: US$108,810).

Net income (loss)

Net income (loss) decreased to US$(6,011) for the year ended December 31, 2010 from US$(161,912) for the year ended December 31, 2009, a decrease of US$155,901, or 96.29% . Our net loss decreased primarily due to an increase in revenue, decrease in cost of revenue and decrease in operating expenses.

Effects of foreign currency translation conversion

CC Power recognized a gain of US$2,631 on the effects of foreign currency conversion for the year ended December 31, 2010, compared to a gain of US$225 during the comparable prior year period. This change is due to differences in exchange rates used during the periods for converting from CC Power’s functional currency of Renminbi to U.S. dollars for financial reporting purposes.

Comprehensive income

CC Power’s comprehensive income increased by US$166,667 from US$(160,442) for the year ended December 31, 2009 to US$6,225 for the year ended December 31, 2010. The increase is attributable to a decrease in our net loss.

Liquidity and Capital Resources

Overview

As of June 30, 2011, CC Power had cash and equivalents on hand of US$48,923, and working capital of US$21,918. CC Power believes that its cash on hand and working capital will be sufficient to meet its anticipated cash requirements through December 31, 2011. If CC Power does not meet its revenue objectives over that period, the Company may need to sell additional equity securities, which could result in dilution to current shareholders, or seek additional loans. The incurrence of indebtedness would result in increased debt service obligations and could require the Company to agree to operating and financial covenants that would restrict its operations. Financing may not be available in amounts or on terms acceptable to the Company, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Substantially all of our revenues are earned by CC Power, our PRC subsidiary. However, PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to their offshore parent company. Pursuant to the law of PRC on foreign-capital enterprises, when CC Power decides to distribute profits, reserve funds and bonus and welfare funds for workers and staff members shall be withdrawn from the profits after a foreign-capital enterprise has paid income tax in accordance with the provisions of the Chinese tax law. The proportion of reserve funds to be withdrawn shall not be lower than 10% of the total amount of profits after payment of tax; the withdrawal of reserve funds may be stopped when the total cumulative reserve has reached 50% of the registered capital. The proportion of bonus and welfare funds for workers and staff members to be withdrawn shall be determined by the foreign-capital enterprise of its own accord. Companies may be subject to a fine up to 5,000 RMB as a result of non-compliance of such rules. The registered capital of CC Power is $345,864 (RMB 2,526,000). Shareholders of CC Power have already accrued 10% of the total amount of profits after payment of taxes of $2,933 for the year ended December 31, 2010.

Our cash needs are primarily for working capital to support our operations. We presently finance our operations through revenue from the sale of our products and services and equity from our founders.

We believe that our existing capital resources are sufficient to meet our current obligations and operating requirements, but will not be sufficient to meet our more aggressive growth and acquisition plans and that we will need to raise additional capital in the next 12 months. In order to meet our planned strategic two to four acquisitions, we estimate requiring US$3,000,000 in capital. We will consider debt or equity offerings or institutional borrowing as potential means of financing, however, there are no assurances that we will be successful or that we will obtain terms that are favorable to us.

Net cash provided by (used in) operating activities

Net cash provided by (used in) operating activities for the six months ended June 30, 2011 was US$(27,058), compared to net cash used in operating activities of US$(9,391) for the six months ended June 30, 2010. This increase in cash used in operating activities was primarily due to a decrease in deferred revenue.

Net cash provided by (used in) investing activities

Net cash used in investing activities for the six months ended June 30, 2011 was US$(3,061), compared to net cash used in investing activities for the six month ended June 30, 2010 of US$(636).

Net cash provided by financing activities

Net cash provided by financing activities for the six months ended June 30, 2011 was US$30,979. Cash used in financing activities for the six months ended June 30, 2010 was US$nil.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

As of December 31, 2010, CC Power had no significant contractual obligations, long-term debt or purchase obligations.

Off-Balance Sheet Arrangements

CC Power has not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. CC Power has not entered into any derivative contracts that are indexed to its shares and classified as shareholder’s equity or that are not reflected in its consolidated financial statements. Furthermore, CC Power does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. CC Power does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to it or engages in leasing, hedging or research and development services with it.

Critical Accounting Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Management believes that the estimates used in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Certain of the Company’s accounting policies require higher degrees of professional judgment than others in their application. These include the cost allocation, the allowance for doubtful accounts, depreciation and impairment of fixed assets, and income tax. Management evaluates all of its estimates and judgments on an ongoing basis.

Recently Issued Accounting Pronouncements

On May 12, 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2011-04 (“ASU 2011-04”), Fair Value Measurement (Topic 820) Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS. ASU 2011-04 completes a major project of the boards’ joint work to improve IFRS and US GAAP and to bring about their convergence. For US GAAP, ASU 2011-04 will supersede most of the guidance in Topic 820, although many of the changes are clarifications of existing guidance or wording changes to align with IFRS 13. It also reflects the FASB’s consideration of the different characteristics of public and non-public entities and the needs of users of their financial statements. ASU 2011-04 will be effective for public entities for interim and annual periods beginning after December 15, 2011, and should be applied prospectively. The adoption of this accounting standard is not expected to have a material effect on the Company’s condensed consolidated financial statements.

On June 16, 2011, FASB issued Accounting Standards Update 2011-05 (“ASU 2011-05”), Comprehensive Income (Topic 220)-Presentation of Comprehensive Income. ASU 2011-05 eliminates the current option to report other comprehensive income and its components in the statement of changes in equity, and requires that all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The amendments in ASU 2011-05 should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption of this accounting standard is not expected to have a material effect on the Company’s condensed consolidated financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior To Exchange Transaction

The Company has one class of its stock outstanding, its common stock. The following table sets forth certain information as of August 29, 2011 prior to the closing of the Exchange Transaction and prior to the cancellation of Messrs. Brodeth and Paez’s shares on August 30, 2011 as discussed above, with respect to the beneficial ownership of our common stock (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock. As of August 29, 2011, there were 60,000,000 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of	Shares Beneficially	Percentage Beneficially
Beneficial Owner(1)	Owned	Owned
Directors and Executive Officers
Jaime Brodeth(2) Unit 3-B, Torres Building 5115 Malolos St. Makati City, Philippines	26,250,000	43.75%
Moses Carlo Supera Paez(3) 43 San Simon St. BGY Holy Spirit Quezon City, Philippines	8,550,000	14.25%
Ronald Edward Strauss 303 Twin Dolphins Drive, Suite 600 Redwood City, CA 94065	-	-
All Officers and Directors as a Group	34,800,000	58.00%

5% Shareholders None.
________________________
(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	As a condition of the closing of the Exchange Agreement, Mr. Brodeth resigned from any and all officer and director positions held by him effective August 30, 2011 .

(3)	As a condition of the closing of the Exchange Agreement, Mr. Paez resigned from any and all officer and director positions held by him effective August 30, 2011.

Security Ownership After Exchange Transaction

The following table sets forth certain information as of August 30, 2011, after giving effect to the Closing of the Exchange Transaction, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock. As of August 30, 2011, after giving effect to the Closing of the Exchange Transaction, there were 60,000,000 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Common Stock

Name and Address of		Percentage
Beneficial Owner(1)	Shares Beneficially Owned	Beneficially Owned

Directors and Executive Officers
Ronald Edward Strauss(2) 303 Twin Dolphins Drive, Suite 600 Redwood City, CA 94065	13,332,000	22.22%
Renyan Ge(3) 303 Twin Dolphins Drive, Suite 600 Redwood City, CA 94065	16,968,000	28.28%
Xili Wang 303 Twin Dolphins Drive, Suite 600 Redwood City, CA 94065	-	-
Gregory D. Tse 1155 Yu Yuan Road Building 4, Suite 103 Shanghai, China 200050	-	-

All Officers and Directors as a Group	30,300,000	50.50%

5% Shareholders
Sheen Ventures Limited(2) 8th Floor, Henley Building, 5 Queen’s Road, Central, Hong Kong	13,332,000	22.22%
CC Wireless Limited(3) Room 15A, 17/F, Mai On Industrial Building, 17-21 Kung Yip Street, Kwai Chung, Hong Kong	16,968,000	28.28%
____________________
(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)

Ms. Guo Jie has direct ownership over the 13,332,000 shares held by Sheen Ventures Limited, a company organized under the laws of Hong Kong. Ms. Guo Jie is the wife of Mr. Strauss. As such, Mr. Strauss may be deemed to be the indirect beneficial owner of the securities by reason of his influence or control over Ms. Guo Jie’s voting and disposition decisions.

(3)	Mr. Renyan Ge holds voting and dispositive control over the 16,968,000 shares held by CC Wireless Limited, a company organized under the laws of Hong Kong.

DIRECTORS AND EXECUTIVE OFFICERS

Current Officers and Directors:

Name	Age	Position	Since

Ronald Edward Strauss	52	Executive Chairman of the Board of Directors	2011
Renyan Ge	48	Director, Chief Executive Officer	2011
Xili Wang	42	Chief Financial Officer, Secretary	2011
Gregory D. Tse	51	Director	2011

Ronald Edward Strauss, Executive Chairman of the Board of Directors, Director

Mr. Strauss is a serial entrepreneur with 20 years of experience in founding and leading computer hardware and software related technology start-ups. Mr. Strauss has been an active advisor and director for CC Power since 2008. In 1987, Mr. Strauss founded his first company Focus Automation Systems Inc.. Focus spun out Mitra Imaging Inc., acquired by Agfa Gervaert, and Focus Systems, acquired by V Technology Corporation. In 2001, Mr. Strauss founded Avvida Systems a leading supplier of embedded computing technology to military, telecom, and transportation industries. Avvida was ultimately acquired by a division of GE Fanuc USA. Following the acquisition, Mr. Strauss worked for 3 years ending his career at GE Fanuc as VP/GM Canada and Asia Integration Leader. Mr. Strauss is a Computer Systems Technologist and has completed software development, human resource, and financial accounting management training at University of Waterloo, GE Jack Welsh Management Training Center and Harvard University. Most recently, Mr. Strauss completed Chinese Mandarin language and culture training at Sinoland College in Beijing China. Today he speaks and understands Intermediate level Mandarin Chinese. He has sat on the board of directors for all three of the high tech companies he founded, the board of directors of the Automated Imaging Association in the USA, a Canadian division of GE Fanuc, and was a past member of the Board of Governors of Conestoga College of Applied Arts and Technology.

Renyan Ge, Director, Chief Executive Officer

Mr. Ge has over 25 years experience in engineering, R&D, customer support and management. He is also a founding member of CC Power since its inception in 2003. Since 2007, Mr. Ge has served as a director and chief executive officer of CC Power, positions he still holds. Prior to founding CC Power, Mr. Ge worked as the business development director for General Electric (Fanuc) embedded systems in the Asia-Pacific region. In addition, he also worked in Canada and Japan for a leading supplier to the semiconductor and FPD markets. Mr. Ge holds a masters degree in system design from the University of Waterloo, and a BSc in photogrammetry and remote sensing from Wuhan University in the People’s Republic of China. Mr. Ge has recently completed financial accounting management training at Harvard University. Mr. Ge speaks Chinese, Japanese, and English.

Xili Wang, Chief Financial Officer, Secretary

Ms. Wang has 18 years of experience in financial and general management in both public and private corporations in China. Ms. Wang is a founding member of CC Power and currently serves as the chief financial officer of CC Power, a position she has held since inception in 2003. Ms. Wang began her career with publicly listed Sunrise Group Holdings as a senior financial manager. As a founding member of CC Power, Ms. Wang has performed many important duties including managing the financial activities of CC Power as well as working closely with CC Power’s chief executive officer in human and operational management. Ms. Wang graduated from Huazhong Technical and Science University in 1990 with a BSc in accounting and finance management.

Gregory D. Tse, Director

Mr. Tse has over 25 years of international finance, marketing, media, PR and advertising experience with an extensive brand management track record in North America, Hong Kong and China. In China, Mr. Tse has helped many international brands to enter into the marketplace before moving on to become one of China’s first communications/media M&A specialists. Mr. Tse is currently a member of the Board of Directors of First China Pharmaceutical Group, Inc. (OTCBB: FCPG), a position he has held since 2010. He has also served as Head of China Advisory for Calneva Financial Group from July 2004 to the present date, providing investment banking services for merger and acquisitions in the information technology, media, energy, infrastructure and natural resources areas. Previously, Mr. Tse’s media and marketing communications career included heading up several multinational advertising and PR agencies, including from May 1997 to June 2004, when Mr. Tse served as Managing Director at Publicis China, a communications group, were he managed the China national offices. Mr. Tse has also served as a member of the Board of Directors of i-Level Media Group Incorporated (PK: ILVL) from July 2008 to January 2009. Mr. Tse has also traveled extensively in China as the Chief Communications Officer for CORA (China’s Old Revolution Area), a NGO with a mandate to develop China’s rural areas, and started many humanitarian projects to fund education there.

Mr. Tse graduated from the School of Architecture at University of Waterloo, Canada. Mr. Tse was appointed to the Company’s Board of Directors due to his over 25 years of experience, primarily in China, as well as his public company board and management experience. The Company believes that Mr. Tse’s knowledge of sales and marketing will be an invaluable resource as the Company seeks to expand its business within Asia and develop a unique brand image.

Terms of Office

The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes. The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.

The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Committees of the Board

Our Board of Directors held no formal meetings during the fiscal year ended March 31, 2011. All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held. We do not presently have a policy regarding director attendance at meetings.

We do not currently have standing audit, nominating or compensation committees, or committees performing similar functions. Due to the size of our board, our Board of Directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors. We do not have an audit, nominating or compensation committee charter as we do not currently have such committees. We do not have a policy for electing members to the board. Neither our current nor proposed directors are independent directors as defined in the NASD listing standards.

After the change in the Board of Directors, it is anticipated that the Board of Directors will form separate compensation, nominating and audit committees, with the audit committee including an audit committee financial expert.

Audit Committee

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so upon the appointment of the proposed directors until such time as a separate audit committee has been established.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and shareholders holding more than 10% of our outstanding Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock. Executive officers, directors, and persons who own more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of Forms 3, 4, and 5 delivered to us as filed with the SEC during our most recent fiscal year, none of our executive officers and directors, and persons who own more than 10% of our Common Stock failed to timely file the reports required pursuant to Section 16(a) of the Exchange Act.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by shareholders. If a shareholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws. Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o XcelMobility Inc., 303 Twin Dolphins Drive, Suite 600 Redwood City, CA 94065.

Board Leadership Structure and Role on Risk Oversight

Renyan Ge currently serves as the Company’s principal executive officer and a director. The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources. The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.

Subsequent to the closing of the Exchange Transaction, it is anticipated that the Board of Directors will establish procedures to determine an appropriate role for the Board of Directors in the Company’s risk oversight function.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

EXECUTIVE COMPENSATION

Board Compensation

We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Executive Compensation - Former Executive Officers

No director, officer or employee received compensation during the Registrant’s last fiscal year.

Executive Compensation - New Executive Officers

The following summary compensation table indicates the cash and non-cash compensation earned from CC Power during the fiscal years ended December 31, 2010 and 2009 by the executive officers of CC Power and each of the other two highest paid executives or directors, if any, whose total compensation exceeded $100,000 during those periods.

Summary Compensation Table

						Non-Equity
Name and Principal				Stock	Option	Incentive Plan	All Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Ronald Edward Strauss,	2010	-	-	-	-	-	-	-
Director	2009	-	-	-	-	-	-	-
Renyan Ge, Director, Chief	2010	$ 4,685	-	-	-	-	-	$ 4,685
Executive Officer	2009	$ 4,685	-	-	-	-	-	$ 4,685
Xili Wang, Director, Chief	2010	$ 4,685	-	-	-	-	-	$ 4,685
Financial Officer	2009	$ 4,685	-	-	-	-	-	$ 4,685

None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the Company. Please see the section entitled “Employment Agreements” below for a discussion of management compensation in the event of a termination of employment or change in control of the Company.

Employment Agreements

We have entered into employment agreements with Ronald Strauss, Renyan Ge and Xili Wang, per the following:

Ronald Edward Strauss - The Company is party to a Management Service Agreement with Ronald Edward Strauss in connection with his service as Executive Chairman of the Board of Directors, commencing August 30, 2011 and continuing for an indefinite term. Mr. Strauss is entitled to a payment of $5,000 per month as a base management fee during the Company’s development period. After an aggregate of $2,000,000 is raised by the Company in a financing, Mr. Strauss’ compensation shall be reviewed and a new base management fee shall be agreed upon by the Company’s Board of Directors, such revised management fee to be no less than $180,000 per year. The Board of Directors will recommend a bonus program for Mr. Strauss subject to specific performance criteria.

In the event the Company terminates Mr. Strauss’ service agreement without cause (as defined in his management service agreement), Mr. Strauss shall be entitled to certain payments in lieu of notice depending on Mr. Strauss’ length of service. Specifically, if Mr. Strauss’ service period is less than 36 months, he shall be entitled to receive 18 monthly payments equal to his monthly management fee at the time of termination in lieu of an 18 month notice period; and where Mr. Strauss’ service is more than 36 months, he shall be entitled to receive 30 monthly payments equal to his monthly management fee at the time of termination in lieu of a 30 month notice. If the Company elects to give Mr. Strauss notice of termination, in the absence of just cause, Mr. Strauss may choose to receive payments due in either a lump sum, or on a continuance basis or a combination of both. During the notice period, Mr. Strauss will not be required to perform the responsibilities of his position. Where there is just cause for termination or if Mr. Strauss is in material breach of his management service agreement, Mr. Strauss will not be entitled to notice, bonus payment or payment in lieu of notice.

In the event there is a change in control of the Company, Mr. Strauss may elect to either terminate his existing service agreement and sign a new agreement with the controlling entity, or in the event Mr. Strauss does not sign a new agreement with the controlling entity, the controlling entity will provide Mr. Strauss a cash payment equal to 1.5 times his annual salary at the time of the change in control event. Mr. Strauss may terminate his management service agreement upon two months notice.

Renyan Ge - The Company is a party to a Management Service Agreement with Renyan Ge in connection with his service as Chief Executive Officer of the Company, commencing August 30, 2011 and continuing for an indefinite term. Mr. Ge is entitled to a payment of $5,000 per month as a base management fee during the Company’s development period. After an aggregate of $2,000,000 is raised by the Company in a financing, Mr. Ge’s compensation shall be reviewed and a new base management fee shall be agreed upon by the Company’s Board of Directors, such revised management fee to be no less than $180,000 per year. The Board of Directors will recommend a bonus program for Mr. Ge subject to specific performance criteria.

In the event the Company terminates Mr. Ge’s service agreement without cause (as defined in his management service agreement), Mr. Ge shall be entitled to certain payments in lieu of notice depending on Mr. Ge’s length of service. Specifically, if Mr. Ge’s service period is less than 36 months, he shall be entitled to receive 18 monthly payments equal to his monthly management fee at the time of termination in lieu of an 18 month notice period; and where Mr. Ge’s service is more than 36 months, he shall be entitled to receive 30 monthly payments equal to his monthly management fee at the time of termination in lieu of a 30 month notice. If the Company elects to give Mr. Ge notice of termination, in the absence of just cause, Mr. Ge may choose to receive payments due in either a lump sum, or on a continuance basis or a combination of both. During the notice period, Mr. Ge will not be required to perform the responsibilities of his position. Where there is just cause for termination or if Mr. Ge is in material breach of his management service agreement, Mr. Ge will not be entitled to notice, bonus payment or payment in lieu of notice.

In the event there is a change in control of the Company, Mr. Ge may elect to either terminate his existing service agreement and sign a new agreement with the controlling entity, or in the event Mr. Ge does not sign a new agreement with the controlling entity, the controlling entity will provide Mr. Ge a cash payment equal to 1.5 times his annual salary at the time of the change in control event. Mr. Ge may terminate his management service agreement upon two months notice.

Xili Wang - The Company is a party to a Management Service Agreement with Xili Wang in connection with her service as Chief Financial Officer of the Company, commencing August 30, 2011 and continuing for an indefinite term. Ms. Wang is entitled to a payment of $3,000 per month as a base management fee during the Company’s development period. After an aggregate of $2,000,000 is raised by the Company in a financing, Ms. Wang’s compensation shall be reviewed and a new base management fee shall be agreed upon by the Company’s Board of Directors, such revised management fee to be no less than $150,000 per year. The Board of Directors will recommend a bonus program for Ms. Wang subject to specific performance criteria.

In the event the Company terminates Ms. Wang’s service agreement without cause, Ms. Wang shall be entitled to certain payments in lieu of notice depending on Ms. Wang’s length of service. Specifically, if Ms. Wang’s service period is less than 36 months, she shall be entitled to receive 18 monthly payments equal to her monthly management fee at the time of termination in lieu of an 18 month notice period; and where Ms. Wang’s service is more than 36 months, she shall be entitled to receive 30 monthly payments equal to her monthly management fee at the time of termination in lieu of a 30 month notice. If the Company elects to give Ms. Wang notice of termination, in the absence of just cause, Ms. Wang may choose to receive payments due in either a lump sum, or on a continuance basis or a combination of both. During the notice period, Ms. Wang will not be required to perform the responsibilities of her position. Where there is just cause for termination or if Ms. Wang is in material breach of her management service agreement, Ms. Wang will not be entitled to notice, bonus payment or payment in lieu of notice.

In the event there is a change in control of the Company, Ms. Wang may elect to either terminate her existing service agreement and sign a new agreement with the controlling entity, or in the event Ms. Wang does not sign a new agreement with the controlling entity, the controlling entity will provide Ms. Wang a cash payment equal to 1.5 times her annual salary at the time of the change in control event. Ms. Wang may terminate her management service agreement upon two months notice.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Certain Relationships and Transactions

There are no family relationships between any of our former directors or executive officers and new directors or new executive officers. Other than Mr. Strauss, who was appointed to the Registrant’s Board of Directors on August 12, 2011, none of the new directors and executive officers were directors or executive officers of the Company prior to the Closing of the Exchange Transaction, nor did any hold any position with the Company prior to the Closing of the Exchange Transaction, nor have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Review, Approval or Ratification of Transactions with Related Persons

Although we have not adopted a Code of Ethics, we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company. These policies and procedures are not evidenced in writing.

Related Party Transactions

On July 5, 2011, we entered into the Exchange Agreement. As a result of the Exchange Transaction, the Selling Shareholders received 30,300,000 shares of our common stock in exchange for 100% of the issued and outstanding common stock of CC Mobility representing approximately 50.50% of our common stock. Mr. Strauss, our Executive Chairman of the Board and a director, and Mr. Ge, our newly appointed director and Chief Executive Officer, were beneficial shareholders of CC Mobility prior to the Closing of the Exchange Transaction, through their ownership of Sheen Ventures Limited, a company organized under the laws of Hong Kong, and CC Wireless Limited, a company organized under the laws of Hong Kong, respectively. Accordingly, Mr. Strauss and Mr. Ge were beneficial recipients of certain shares of our common stock issued in connection with the Exchange Transaction.

In addition, our subsidiary, CC Power Investment has entered into variable interest entity control agreements over CC Power. Ms. Xili Wang, our newly appointed Chief Financial Officer and Secretary, is the sole shareholder and Chief Financial Officer of CC Power, and Mr. Strauss is a director and Mr. Ge is the Chief Executive Officer and director of CC Power.

Further, as detailed above under “Employment Agreements,” Mr. Strauss, Mr. Ge and Ms. Wang, our newly appointed Executive Chairman, Chief Executive Officer and Chief Financial Officer, respectively, have each entered into Management Service Agreements with the Company, pursuant to which they will be compensated for their services provided to the Company as executives.

The Registrant has been provided office space by its former Chief Executive Officer, Mr. Brodeth, at no cost. Management determined that such cost is nominal and did not recognize the rent expense in its financial statements. In addition, as at June 30, 2011, there is a balance owing to a shareholder of the Registrant in the amount of $100.

Other than as set forth above, none of our current officers or directors have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Director Independence

During the year ended March 31, 2011, we did not have any independent directors on our board. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is not listed on any stock exchange. Although our common stock is currently quoted on the OTCBB under the symbol “XCLL,” there is no established public market for shares of our common stock, and no trades of our common stock have taken place on the OTCBB. The shares were first listed on July 1, 2010 but there is no history of trading. The quotations reflect interdealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Holders

Prior to the Exchange Transaction, there were approximately 7 shareholders of record of our common stock based upon the shareholders’ listing provided by our transfer agent. Our transfer agent is Routh Stock Transfer, Inc. The transfer agent’s address is 6860 N. Dallas Parkway, Suite 200, Plano, TX 75024 and its phone number is (972) 381-2782.

Dividends

We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our retained earnings deficit currently limits our ability to pay dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the Closing of the Exchange Transaction. This description is only a summary. You should also refer to our articles of incorporation and bylaws which have been incorporated by reference or filed with the Securities and Exchange Commission as exhibits to this Form 8-K.

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share, of which 29,700,000 shares were issued and outstanding immediately prior to the Closing of the Exchange Transaction after giving effect to the cancellation of certain shares held by Messrs. Brodeth and Paez, both former officers and directors of the Registrant, as discussed above, and 20,000,000 shares of preferred stock at a par value of $0.001. No shares of preferred stock were issued and outstanding prior to the Closing of the Exchange Transaction.

Common Stock

The holders of Common Stock are entitled to one vote per share. They are not entitled to cumulative voting rights or preemptive rights. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of Common Stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

In accordance with our Articles of Incorporation, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of preferred stock. To date, the Company has not issued any shares of preferred stock or designated any class of preferred stock. No shares of preferred stock are outstanding.

Outstanding Options, Warrants and Convertible Securities

We do not have any outstanding options, warrants or convertible securities, other than the convertible notes as described in our Quarterly Report on Form 10-Q filed on August 19, 2011, and the Empa Note described under Management’s Discussion and Analysis of Financial Condition and Results of Operations herein.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

As previously disclosed on a Current Report on Form 8-K filed with the SEC on August 10, 2011, Li & Company, PC was dismissed as our independent accountant on August 4, 2011. On August 4, 2011, we engaged EFP Rotenberg, LLP, as our new independent registered public accounting firm. In connection with the foregoing change in accountants, there were no disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K) or reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the financial statements and supplementary data included in Exhibits 99.1 and 99.2, which are incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)

acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to Section 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the shareholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Pursuant to the provisions of Nevada Revised Statutes, the Registrant has adopted the following indemnification provisions in its Bylaws for its directors and officers:

The Registrant shall indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Registrant, by reason of the fact that such person is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no lo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his conduct was unlawful.

The Registrant shall indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Registrant unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding in accordance with the Bylaws, or in defense of any claim, issue or matter therein, such person shall be indemnified by the Registrant against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with such defense.

Any indemnification in accordance with the Bylaws, unless ordered by a court, shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in the Bylaws. Such determination shall be made:

          (i)         by the shareholders;

          (ii)        by the Board of Directors by majority vote of a quorum consisting of Directors who were not parties to such act, suit or proceeding;

          (iii)        if such a quorum of disinterested Directors so orders, by independent legal counsel in a written opinion; or

          (iv)        if such a quorum of disinterested Directors cannot be obtained, by independent legal counsel in a written opinion.

Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors unless it is ultimately determined that such director, officer, employee or agent is not entitled to be indemnified by the Registrant as authorized in this section or as provided by law.

The indemnification provided by the Bylaws:

          (i)         does not exclude any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders, or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office; and

          (ii)        shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of this section.

In addition to the above, each of our directors has entered into an indemnification agreement with us. The indemnification agreement provides that we shall indemnify the director against expenses and liabilities in connection with any proceeding associated with the director being our director to the fullest extent permitted by applicable law, our Articles of Incorporation and Bylaws.

Section 3 - Securities and Trading Markets

Item 3.02.      Unregistered Sales of Equity Securities

As more fully described in Item 2.01 above, in connection with the Exchange Agreement, on the Closing Date, we issued a total of 30,300,000 shares of our common stock to the Selling Shareholders in exchange for 100% of the capital stock of CC Mobility. Reference is made to the disclosures set forth under Item 2.01 of this Form 8-K, which disclosures are incorporated herein by reference.

The issuance of the common stock to the Selling Shareholders pursuant to the Exchange Agreement was exempt from registration in reliance upon Regulation S of the Securities Act as the investors are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), such determination based upon representations made by such investors.

Section 5 - Corporate Governance and Management

Item 5.01.      Changes in Control of Registrant

As more fully described in Item 2.01 above, incorporated herein by reference, on August 30, 2011, in a voluntary share exchange transaction, we acquired a business engaged in the mobile Internet industry, by executing the Exchange Agreement by and among the Registrant, CC Mobility, CC Power and the Selling Shareholders. The Selling Shareholders own 100% of the equity in CC Mobility. CC Mobility, through its subsidiaries and certain contractual relationships, controls CC Power.

Under the Exchange Agreement, on the Closing Date, we acquired all of the issued and outstanding shares of CC Mobility through the issuance of 30,300,000 shares of our common stock to the Selling Shareholders. Immediately prior to the Exchange Transaction, and after giving effect to the cancellation of certain common stock, we had 29,700,000 shares of common stock issued and outstanding. As a result of this Exchange Transaction, the Selling Shareholders will own approximately 50.5% of our issued and outstanding common stock, and CC Mobility became our wholly-owned subsidiary.

In connection with this change in control, and as explained more fully in Item 5.02 below, effective August 30, 2011, Mr. Brodeth and Mr. Paez resigned as directors and officers of the Registrant. We appointed new officers and directors effective on the Closing Date. On August 10, 2011, we filed with the Securities and Exchange Commission and transmitted to holders of record of our securities the information required by Rule 14(f)-1 of the Securities Exchange Act of 1934.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 2.01 above is incorporated by reference herein.

Resignation of Officers and Directors

Effective August 30, 2011, Mr. Brodeth and Mr. Paez each resigned as members of the Board of Directors of the Registrant. In addition, also effective on August 30, 2011, Mr. Brodeth resigned as the Registrant’s President and Treasurer, and Mr. Paez resigned as the Registrant’s Secretary.

Appointment of Officers and Directors

Effective August 30, 2011, Mr. Renyan Ge and Mr. Gregory D. Tse were appointed to the Company’s Board of Directors and Mr. Ronald Edward Strauss was appointed as Executive Chairman of the Board of Directors of the Company. In addition, also effective August 30, 2011, Ms. Xili Wang was appointed Chief Financial Officer and Secretary of the Company, and Mr. Ge was appointed Chief Executive Officer of the Company.

Our officers and directors as of August 30, 2011 are as follows:

Name	Age	Position
Ronald Edward Strauss	52	Executive Chairman of the Board of Directors
Renyan Ge	48	Director, Chief Executive Officer
Xili Wang	42	Chief Financial Officer, Secretary
Gregory D. Tse	51	Director

Descriptions of our newly appointed directors and officers can be found in Item 2.01 above, in the section titled “Directors and Executive Officers - Current Management.”

There are no family relationships among any of our officers or directors. None of the newly appointed directors has been named or, at the time of this Form 8-K, is expected to be named to any committee of the Board of Directors. Each of our newly appointed officers has an employment agreement with the Company which is described herein and filed as an exhibit to this Form 8-K. Other than the Exchange Transaction, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any of the newly appointed officers and directors had or will have a direct or indirect material interest. Other than the Exchange Transaction, there is no material plan, contract or arrangement (whether or not written) to which any of the newly appointed directors or officers is a party or in which any of the new directors and officers participates that is entered into or material amendment in connection with our appointment of the new directors and officers, or any grant or award to any new director or officer or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the new directors and officers.

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Change in Fiscal Year

On August 30, 2011, the Registrant’s Board of Directors changed the Registrant’s fiscal year end from March 31 to December 31, effective immediately. Accordingly, the Registrant will file its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “Annual Report”) with the Securities and Exchange Commission on or before March 31, 2012. The Registrant will include the necessary financial information for the transition period April 1, 2011 to December 31, 2011 in its Annual Report.

Item 5.06.     Change in Shell Company Status.

Reference is made to the voluntary share exchange transaction under the Exchange Agreement, as described in Item 2.01, which is incorporated herein by reference. From and after the Closing of the transactions under these agreements, our primary operations consist of the business and operations of CC Mobility and CC Power. Accordingly, we are disclosing information about CC Power’s business, financial condition, and management in this Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01.      Financial Statements and Exhibits.

Reference is made to the voluntary share exchange transaction under the Exchange Agreement, as described in Item 2.01, which is incorporated herein by reference. As a result of the closing of the voluntary share exchange transaction, our primary operations consist of the business and operations of CC Power and CC Mobility. Accordingly, we are presenting the consolidated financial statements of CC Power as of and for the years ended December 31, 2010 and 2009, and the financial statements of CC Power for the six months ended June 30, 2011 and 2010, after giving effect to the acquisition of CC Power by the Registrant. As CC Mobility was formed on May 3, 2011, separate unaudited financial statements from the date of incorporation to June 30, 2011 are also attached.

          (a)         Financial Statements of the Business Acquired

The audited consolidated financial statements of CC Power for the years ended December 31, 2010 and 2009, the unaudited consolidated financial statements of CC Power for the periods ended June 30, 2011 and 2010, and the unaudited financial statements of CC Mobility from the date of incorporation to June 30, 2011, including the notes to such financial statements, are incorporated herein by reference to Exhibits 99.1(a), 99.1(b) and 99.1(c), respectively, of this Form 8-K.

          (b)         Pro Forma Financial Information

The pro forma financial statements of the Registrant and CC Power for the years ended March 31, 2011 and 2010, and the pro forma financial statements of the Registrant and CC Power for the three months ended June 30, 2011 and 2010, including the notes to such financial statements, are incorporated by reference to Exhibit 99.2 of this Form 8-K.

          (c)         Shell Company Transactions

Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referred to therein, which are incorporated herein by reference.

          (d)         Exhibits

Exhibit	Description
Number

2.1	Share Exchange Agreement, dated July 5, 2011 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on July 6, 2011).

3.1

Articles of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form S-1 originally filed on October 14, 2009, as amended by that Amendment to Articles of Incorporation attached as an exhibit to the Registrant’s Current Report on Form 8-K filed on March 29, 2011).

3.2	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 27, 2011).

10.1*	Software License Contract by and between Guizhou Yi Mate Information Supermarket Project Development Co., Ltd. and Shenzhen CC Power Corporation dated May 25, 2009.

10.2*	Final Partner and Operating Agreement, dated June 17, 2011, by and among International Strategic Leaders Inc., NetQIn Mobile (Beijing) Technology Co. Ltd. and Shenzhen CC Power Corporation.

10.3*	Convertible Promissory Note with Empa Trading Ltd., dated August 30, 2011.

10.4*	Employment Agreement with Ronald Edward Strauss, dated August 30, 2011.

10.5*	Employment Agreement with Renyan Ge, dated August 30, 2011.

10.6*	Employment Agreement with Xili Wang, dated August 30, 2011.

10.7*	Technical Services Agreement, dated August 22, 2011 by and among Shenzhen CC Power Corporation, Shenzhen CC Power Investment Consulting Co. Ltd. and the Shareholder of Shenzhen CC Power Corporation.

10.8*	Loan Agreement, dated August 22, 2011 by and among the Shareholder of Shenzhen CC Power Corporation and Shenzhen CC Power Investment Consulting Co., Ltd.

10.9*

Exclusive Purchase Option Agreement, dated August 22, 2011 by and among Shenzhen CC Power Corporation, Shenzhen CC Power Investment Consulting Co. Ltd. and the Shareholder of Shenzhen CC Power Corporation.

10.10*

Entrusted Management Service Agreement, dated August 22, 2011 by and among Shenzhen CC Power Corporation, Shenzhen CC Power Investment Consulting Co. Ltd. and the Shareholder of Shenzhen CC Power Corporation.

10.11*	Equity Pledge Agreement, dated August 22, 2011 by and among Shenzhen CC Power Corporation, Shenzhen CC Power Investment Consulting Co. Ltd. and the Shareholder of Shenzhen CC Power Corporation.

10.12*	Indemnification Agreement by and between the Registrant and Renyan Ge, dated August 30, 2011.

10.13*	Indemnification Agreement by and between the Registrant and Ronald Edward Strauss, dated August 30, 2011.

10.14*	Indemnification Agreement by and between the Registrant and Xili Wang, dated August 30, 2011.

10.15*	Indemnification Agreement by and between the Registrant and Gregory D. Tse, dated August 30, 2011.

10.16*	Office Lease Agreement by and between Shenzhen CC Power Corporation and Chen Zhifang & Chao Jialu.

16.1	Letter of Li and Company, PC (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on August 10, 2011).

21*	List of Subsidiaries.

99.1(a)*	Shenzhen CC Power Corporation Audited Financial Statements for the years ended December 31, 2010 and 2009.

99.1(b)*	Shenzhen CC Power Corporation Unaudited Financial Statements for the periods ended June 30, 2011 and 2010.

99.1(c)*	CC Mobility Limited Unaudited Financial Statements from the date of incorporation to June 30, 2011.

99.2*	Pro Forma Financial Statements of the Registrant and CC Power as of and for the years ended March 31, 2011 and 2010, and for the periods ended June 30, 2011 and 2010.

______________
*Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCELMOBILITY INC.,
a Nevada corporation

Dated: September 2, 2011	By:	/s/ Renyan Ge
Renyan Ge
Chief Executive Officer